EXECUTION VERSION

TAYLOR MORRISON COMMUNITIES, INC.

Issuer
__________________________________________________

5.75% SENIOR NOTES DUE 2028
INDENTURE
Dated as of August 1, 2019
___________________________________________________

U.S. BANK NATIONAL ASSOCIATION,
Trustee

TABLE OF CONTENTS
Page
ARTICLE 1

DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01 Definitions.1
Section 1.02 Other Definitions.22
Section 1.03 Incorporation by Reference of Trust Indenture Act.23
Section 1.04 Rules of Construction and Calculation.23
ARTICLE 2

THE NOTES
Section 2.01 Form and Dating.24
Section 2.02 Execution and Authentication.25
Section 2.03 Registrar and Paying Agent.25
Section 2.04 Paying Agent to Hold Money in Trust.25
Section 2.05 Holder Lists.26
Section 2.06 Transfer and Exchange.26
Section 2.07 Replacement Notes.36
Section 2.08 Outstanding Notes.36
Section 2.09 Treasury Notes.37
Section 2.10 Temporary Notes.37
Section 2.11 Cancellation.37
Section 2.12 Defaulted Interest.37
Section 2.13 CUSIP Numbers.37
Section 2.14 Issuance of Additional Notes.38
ARTICLE 3

REDEMPTION AND PREPAYMENT

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Section 3.01 Notices to Trustee.38
Section 3.02 Selection of Notes to Be Redeemed or Purchased.38
Section 3.03 Notice of Redemption.39
Section 3.04 Effect of Notice of Redemption.40
Section 3.05 Deposit of Redemption or Purchase Price.40
Section 3.06 Notes Redeemed or Purchased in Part.40
Section 3.07 Optional Redemption.40
Section 3.08 Mandatory Redemption.41
ARTICLE 4

COVENANTS
Section 4.01 Payment of Notes.41
Section 4.02 Maintenance of Office or Agency.41
Section 4.03 Reports.41
Section 4.04 Compliance Certificate.44
Section 4.05 Taxes.44
Section 4.06 Stay, Extension and Usury Laws.44
Section 4.07 Restrictions on Sale and Leaseback Transactions.44
Section 4.08 Liens.45
Section 4.09 Offer to Repurchase Upon Change of Control.46
Section 4.10 Designation of Restricted and Unrestricted Subsidiaries.48
Section 4.11 [Reserved].48
Section 4.12 Additional Note Guarantees.48
Section 4.13 Covenant Termination.49
ARTICLE 5

SUCCESSORS
Section 5.01 Merger, Consolidation, or Sale of Assets.49

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Section 5.02 Successor Corporation Substituted.50
ARTICLE 6

DEFAULTS AND REMEDIES
Section 6.01 Events of Default.50
Section 6.02 Acceleration.51
Section 6.03 Other Remedies.52
Section 6.04 Waiver of Past Defaults.52
Section 6.05 Control by Majority.52
Section 6.06 Limitation on Suits.52
Section 6.07 Rights of Holders to Receive Payment.53
Section 6.08 Collection Suit by Trustee.53
Section 6.09 Trustee May File Proofs of Claim.53
Section 6.10 Priorities.53
Section 6.11 Undertaking for Costs.54
ARTICLE 7

TRUSTEE
Section 7.01 Duties of Trustee.54
Section 7.02 Rights of Trustee.55
Section 7.03 Individual Rights of Trustee.55
Section 7.04 Trustee’s Disclaimer.56
Section 7.05 Notice of Defaults.56
Section 7.06 Compensation and Indemnity.56
Section 7.07 Replacement of Trustee.57
Section 7.08 Successor Trustee by Merger, etc.57
Section 7.09 Eligibility; Disqualification.57
Section 7.10 Preferential Collection of Claims Against Issuer.58

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ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.58
Section 8.02 Legal Defeasance and Discharge.58
Section 8.03 Covenant Defeasance.58
Section 8.04 Conditions to Legal or Covenant Defeasance.59
Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.60
Section 8.06 Repayment to Issuer.60
Section 8.07 Reinstatement.60
ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01 Without Consent of Holders.60
Section 9.02 With Consent of Holders.61
Section 9.03 Compliance with Trust Indenture Act.62
Section 9.04 Revocation and Effect of Consents.63
Section 9.05 Notation on or Exchange of Notes.63
Section 9.06 Trustee to Sign Amendments, etc.63
ARTICLE 10

NOTE GUARANTEES
Section 10.01 Guarantee.63
Section 10.02 Limitation on Guarantor Liability.65
Section 10.03 Execution and Delivery of Note Guarantee.65
Section 10.04 Guarantors May Consolidate, etc., on Certain Terms.65
Section 10.05 Releases.66
ARTICLE 11

SATISFACTION AND DISCHARGE

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Section 11.01 Satisfaction and Discharge.67
Section 11.02 Application of Trust Money.68
ARTICLE 12

MISCELLANEOUS
Section 12.01 Indenture Shall Control.68
Section 12.02 Notices.68
Section 12.03 U.S.A. Patriot Act.69
Section 12.04 Certificate and Opinion as to Conditions Precedent.69
Section 12.05 Statements Required in Certificate or Opinion.69
Section 12.06 Rules by Trustee and Agents.70
Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders.70
Section 12.08 Governing Law.70
Section 12.09 No Adverse Interpretation of Other Agreements.70
Section 12.10 Successors.70
Section 12.11 Severability.70
Section 12.12 Counterpart Originals.70
Section 12.13 Table of Contents, Headings, etc.71
Section 12.14 Waiver of Jury Trial.71
Section 12.15 Force Majeure.71
Section 12.16 Consent to Jurisdiction and Service.71
Section 12.17 Currency Indemnity.71

EXHIBITS
Exhibit A1    FORM OF NOTE
Exhibit A2    FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B    FORM OF CERTIFICATE OF TRANSFER
Exhibit C    FORM OF CERTIFICATE OF EXCHANGE
Exhibit D    FORM OF NOTATION OF NOTE GUARANTEE
Exhibit E    FORM OF SUPPLEMENTAL INDENTURE

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INDENTURE, dated as of August 1, 2019, among Taylor Morrison Communities, Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined herein) and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).
The Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the Issuer’s 5.75% Senior Notes due 2028 (the “Notes”):
ARTICLE 1

DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01     Definitions.
“144A Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“2023 Notes” means the 5.875% senior notes due 2023 of the Issuer and the Canadian Guarantor.
“2024 Notes” means the 5.625% senior notes due 2024 of the Issuer and the Canadian Guarantor.
“2027 Notes” means the 5.875% senior notes due 2027 of the Issuer.
“Additional Notes” means any Notes (other than the Initial Notes), if any, issued under this Indenture in accordance with Sections 2.02 and 2.14.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
“Applicable Accounting Standards” means, as of the Issue Date, U.S. GAAP; provided, however, that the Issuer may, upon not less than sixty (60) days’ prior written notice to the Trustee, change the Applicable Accounting Standards to IFRS; provided, however, that notwithstanding the foregoing, if the Issuer so changes to IFRS, it may elect, in its sole discretion, to continue to utilize U.S. GAAP for the purposes of making all calculations under this Indenture that are subject to Applicable Accounting Standards and the notice to the Trustee required upon the change to IFRS shall set forth whether or not the Issuer intends to continue to use U.S. GAAP for purposes of making all calculations under this Indenture. In the event the Issuer elects to change to IFRS for purposes of making calculations under this Indenture, references in this Indenture to a standard or rule under U.S. GAAP shall be deemed to refer to the most nearly comparable standard or rule under IFRS.
“Applicable Premium” means, with respect to any Note on any Redemption Date, the excess, if any, of (a) the present value at such Redemption Date of (i) 100% of the principal amount of the notes redeemed, plus (ii) all required interest payments due on such Note (excluding accrued but unpaid interest to the Redemption Date) to, but excluding, October 15, 2027, computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, the present value (discounted at the weighted average effective interest rate per annum of the Notes, compounded semiannually) of the obligation of the lessee for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges.
“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
“Below Investment Grade Rating Event” means that the Notes become rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60 day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) (the “Ratings Decline Period”). In determining whether a Change of Control has occurred for purposes of this definition, clause (E) of the last paragraph of the definition of “Change of Control” shall be disregarded.
“Board of Directors” means:
(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
(4) with respect to any other Person, the board or committee of such Person serving a similar function.
“Bridge Facility” means that certain 364-Day Credit Agreement, dated as of October 2, 2018, among the Issuer, Holdings, the Restricted Parent, the Canadian Guarantor, Taylor Morrison Finance, Inc., Citibank N.A., as administrative agent and each lender from time to time party thereto, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced by any other term or revolving Indebtedness (including by means of sales of debt securities and including any amendment, restatement, modification, renewal, refunding, replacement or refinancing that increases the amount borrowed thereunder or extends the maturity thereof) in whole or in part from time to time subsequent to the Issue Date.
“Business Day” means each day that is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York, the State of Arizona or the Province of British Columbia. If a payment date is not a Business Day at such place, payment may be made at such place on the next succeeding Business Day, and no interest shall accrue for the intervening period.
“Canadian Guarantor” means Taylor Morrison Holdings ULC, a British Columbia corporation, and any of its successors under the terms of this Indenture.
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with Applicable Accounting Standards, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
“Capital Stock” means:
(1) in the case of a corporation, corporate stock;
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash Equivalents” means:
(1) United States dollars or any other currencies held from time to time in the ordinary course of business;
(2) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;
(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of two years or less from the date of acquisition, bankers’ acceptances with maturities not exceeding two years and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus of not less than $250.0 million;
(4) repurchase obligations for underlying securities of the types described in clauses (2), (3) and (7) entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer) and in each case maturing within 24 months after the date of creation thereof and Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;
(6) marketable short-term money market and similar funds either having (A) assets in excess of $250.0 million or (B) a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer);
(7) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer) with maturities of 24 months or less from the date of acquisition;
(8) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Issuer) with maturities of 24 months or less from the date of acquisition; and
(9) investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (8) above.
“Change of Control” means the occurrence of any of the following:
(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Restricted Parent and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than Permitted Holders;
(2) the adoption of a plan relating to the liquidation or dissolution of Holdings, the Restricted Parent or the Issuer; or
(3) Holdings, the Restricted Parent or the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holder) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50.0% of the total voting power of the Voting Stock of Holdings directly or indirectly through any direct or indirect parent holding companies of Holdings (including Taylor Morrison Home Corporation); provided that a Change of Control shall not be deemed to have occurred solely as a result of Holdings becoming a Subsidiary of any direct or indirect parent holding companies so long as no Person or Persons that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), in each case other than the Permitted Holders, owns or holds, directly or indirectly, more than 50.0% of the total voting power of the ultimate parent holding company. For purposes of calculating beneficial ownership of any Person under this clause (3), such Person will be deemed to also have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.
Notwithstanding the foregoing: (A) the transfer of assets between or among the Restricted Subsidiaries, Holdings and the Restricted Parent shall not itself constitute a Change of Control; (B) the term “Change of Control” shall not include a merger or consolidation of the Restricted Parent (or any direct or indirect parent thereof) with, or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Restricted Parent (or direct or indirect parent thereof) to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Restricted Parent or the Issuer in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; (C) a “person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement; (D) a sale of assets pursuant to a Designated Asset Sale or a transfer of Excess Designated Proceeds shall not itself constitute a Change of Control; and (E) any of the events described above in clauses (1) through (3) shall not constitute a “Change of Control” (i) after a Covenant Termination Event unless a Below Investment Grade Rating Event also occurs in connection therewith and (ii) if the Notes are rated below an Investment Grade Rating prior to the announcement of such event, unless a Ratings Decline also occurs in connection therewith.
“Clearstream” means Clearstream Banking, S.A.
“Consolidated Adjusted Tangible Assets” means, as at any date of determination, the total amount of all assets of Holdings and its Restricted Subsidiaries as shown on the consolidated balance sheet of Holdings for the then most recently completed fiscal quarter for which internal financial statements are available, less, without duplication, Intangible Assets and assets purchased, constructed, leased, installed or improved after the Issue Date with the proceeds of Indebtedness secured by a Lien described in any of clauses (b), (c) or (e) of the definition of “Permitted Liens”; provided that assets of Restricted Subsidiaries that are not Wholly Owned Subsidiaries of the Restricted Parent will be included in the calculation of Consolidated Adjusted Tangible Assets only to the extent the Capital Stock of such Restricted Subsidiaries is owned by the Restricted Parent and/or any Restricted Subsidiary of the Restricted Parent, in each case, determined on a consolidated basis in accordance with Applicable Accounting Standards. In addition, for purposes of calculating the Consolidated Adjusted Tangible Assets, investments, acquisitions, mergers, consolidations, dispositions, amalgamations, discontinued operations (as determined in accordance with Applicable Accounting Standards) any operational changes and changes in the composition of the Restricted Subsidiaries that have been made by Holdings or any of its Restricted Subsidiaries, or any Person or any of its Restricted Subsidiaries acquired by, merged or consolidated with Holdings or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, subsequent to the end of the most recently completed fiscal quarter and on or prior to the date of determination will be given pro forma effect as if they had occurred at the end of such fiscal quarter. For purposes of this definition, whenever pro forma effect is given to a transaction or other event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer.
“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of Holdings and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capital Lease Obligations and debt obligations evidenced by promissory notes and similar instruments, as determined in accordance with Applicable Accounting Standards (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any permitted acquisition under this Indenture) and (2) the aggregate amount of all outstanding Disqualified Stock of Holdings and its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with Applicable Accounting Standards; provided that Consolidated Total Indebtedness shall not include Indebtedness in respect of (i) letters of credit, except to the extent of unreimbursed amounts thereunder, (ii) Unrestricted Subsidiaries, (iii) Hedging Obligations and (iv) Guarantees, except to the extent Holdings or any of its Restricted Subsidiaries has made any payment in respect of any such Guarantee. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or preferred stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or preferred stock as if such Disqualified Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.
“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Issuer.
“Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of July 13, 2011, by and among the Issuer, as borrower, Holdings, the Restricted Parent, the Canadian Guarantor, Taylor Morrison Finance, Inc., Credit Suisse AG, as administrative agent, and various lenders providing for revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced by any other term or revolving Indebtedness (including by means of sales of debt securities and including any amendment, restatement, modification, renewal, refunding, replacement or refinancing that increases the amount borrowed thereunder or extends the maturity thereof) in whole or in part from time to time subsequent to the Reference Date. Any agreement or instrument other than the Credit Agreement, as it has been amended and restated and in effect as of the Issue Date, must be designated in a writing delivered to the Trustee by the Issuer as a “Credit Agreement” for purposes of this Indenture in order to be deemed a Credit Agreement. For the avoidance of doubt, the Second Amended and Restated Credit Agreement, dated as of July 13, 2011, by and among the Issuer, as borrower, Holdings, the Restricted Parent, the Canadian Guarantor, Taylor Morrison Finance, Inc., the lenders from time to time party thereto and Credit Suisse AG, as administrative agent, as heretofore amended, restated, modified or supplemented, shall be a “Credit Agreement.”
“Credit Facilities” means one or more debt facilities or commercial paper facilities (including the credit facilities provided under the Credit Agreement), in each case, with banks or other lenders or credit providers or a Trustee providing for the revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), bankers acceptances, letters of credit or issuances of debt securities, including any related notes, guarantees, collateral documents, instruments, documents and agreements executed in connection therewith and in each case, as amended, restated, modified, renewed, extended, supplemented, restructured, refunded, replaced in any manner (whether upon or after termination or otherwise) or in part from time to time, in one or more instances and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders), including one or more separate instruments or facilities, in each case, whether any such amendment, restatement, modification, renewal, extension, supplement, restructuring, refunding, replacement or refinancing occurs simultaneously or not with the termination or repayment of a prior Credit Facility. Any agreement or instrument other than the Credit Agreement, as it has been amended and restated and in effect as of the Issue Date must be designated in a writing delivered to the Trustee by the Issuer as a “Credit Facility” for purposes of this Indenture in order to be a Credit Facility. For the avoidance of doubt, the Second Amended and Restated Credit Agreement, dated as of July 13, 2011, by and among the Issuer, as borrower, Holdings, the Restricted Parent, the Canadian Guarantor, Taylor Morrison Finance, Inc., the lenders from time to time party thereto and Credit Suisse AG, as administrative agent, as heretofore amended, restated, modified or supplemented, shall be a “Credit Facility.”
“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Designated Asset Sale” means the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of Designated Assets (including by way of a sale and lease-back transaction and including the disposition of Capital Stock of any Subsidiary) of Holdings, the Restricted Parent, the Issuer or any of their respective Restricted Subsidiaries such that, on a pro forma basis, after giving effect to such sale, conveyance, transfer or other disposition (and the repayment, prepayment, purchase or other retirement (if any) of any Indebtedness of Holdings or any of its Restricted Subsidiaries related to such transaction), the Specified Inventory Ratio of Holdings and its Restricted Subsidiaries is greater than 2.00 to 1.00; provided, however, that the aggregate amount of all Designated Asset Sales shall not exceed $150.0 million since the Reference Date.
“Designated Assets” means any property or assets (including Capital Stock of any Subsidiary) of Holdings, the Restricted Parent, the Issuer and their respective Restricted Subsidiaries constituting a business, a line or unit of a business or used in operating a business substantially as an entirety.
“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 90 days after the date on which the Notes mature. Notwithstanding the preceding sentence, (x) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Person that issued such Capital Stock to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock and (y) any Capital Stock issued to any plan for the benefit of employees will not constitute Disqualified Stock solely because it may be required to be repurchased by the Person that issued such Capital Stock in order to satisfy applicable statutory or regulatory obligations. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Restricted Parent and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
“Excess Designated Proceeds” means, with respect to any Designated Asset Sale:
(1) that portion of the Net Proceeds from such Designated Asset Sale that remains after giving effect to the repayment or prepayment, purchase or other retirement of Indebtedness in connection with such Designated Asset Sale; and
(2) any non-cash proceeds of any Designated Asset Sale.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Excluded Subsidiary” means (a) any Subsidiary that is restricted by applicable law from guaranteeing the Notes, (b) any Immaterial Subsidiary (provided that Immaterial Subsidiaries shall not be excluded from guaranteeing the Notes to the extent that (i) the aggregate amount of gross revenue for all Immaterial Subsidiaries excluded by this clause (b) exceeds 5% of the consolidated gross revenues of Holdings, the Restricted Parent, the Issuer and their Restricted Subsidiaries for Holdings’ most recently ended four full fiscal quarters for which internal financial statements are available or (ii) the aggregate amount of total assets for all Immaterial Subsidiaries excluded by this clause (b) exceeds 5% of Consolidated Adjusted Tangible Assets), (c) any Mortgage Subsidiary, (d) any Insurance Subsidiary and (e) any Non-U.S. Subsidiary. In the event it is necessary for one or more Immaterial Subsidiaries to guarantee the Notes to comply with the proviso to clause (b) above, the Restricted Parent will cause one or more Immaterial Subsidiaries to Guarantee the Notes as and to the extent required to comply with such proviso within 30 days from when the financial statements referred to above are available.
“Global Note Legend” means the legend set forth in Section 2.06(f)(2) which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A1 and A2 hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(e).
“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) and the payment for which the United States pledges its full faith and credit.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
“Guarantors” means (a) each Person that executes this Indenture on the date hereof (other than the Issuer and the Trustee) and (b) each Person that subsequently executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
“Holder” means a Person in whose name a Note is registered.
“Holdings” means TMM Holdings Limited Partnership, a British Columbia limited partnership, and any of its successors under the terms of this Indenture.
“Housing Unit” means a detached or attached (including townhouse condominium or condominium) single-family house (but excluding mobile homes) owned by the Restricted Parent or a Subsidiary of the Restricted Parent (i) which is completed or for which there has been a start of construction and (ii) which has been or is being constructed on any real estate which immediately prior to the start of construction constituted a Lot.
“IFRS” means the International Financial Reporting Standards, as promulgated by the International Accounting Standards Board (or any successor board or agency), as in effect on the date of the election, if any, by the Issuer to change Applicable Accounting Standards to IFRS; provided that IFRS shall not include any provision of such standards that would require a lease that would be classified as an operating lease under U.S. GAAP to be classified as indebtedness or a finance or capital lease.
“Immaterial Subsidiary” means, at any date of determination, any Subsidiary of the Restricted Parent whose total assets at the last day of the most recently ended fiscal quarter ending immediately prior to such date for which internal financial statements are available were less than 5.0% of Consolidated Adjusted Tangible Assets at such last day and whose gross revenues for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available were less than 5.0% of the consolidated gross revenues of Holdings, the Restricted Parent, the Issuer and their Restricted Subsidiaries for such period, in each case determined in accordance with Applicable Accounting Standards.
“Indebtedness” means, with respect to any specified Person, the principal and premium (if any) of any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent (without duplication):
(1) in respect of borrowed money;
(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) (other than letters of credit issued in respect of trade payables);
(3) in respect of banker’s acceptances;
(4) representing Capital Lease Obligations;
(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than twelve months after such property is acquired or such services are completed (except any such balance that constitutes a trade payable or similar obligation to a trade creditor); or
(6) representing the net obligations under any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with Applicable Accounting Standards. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Notwithstanding the foregoing, the term “Indebtedness” shall not include (a) in connection with the purchase by the Restricted Parent or any of its Restricted Subsidiaries of any business, post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing unless such payments are required under Applicable Accounting Standards to appear as a liability on the balance sheet (excluding the footnotes); provided, however, that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter; (b) contingent obligations incurred in the ordinary course of business and not in respect of borrowed money; (c) deferred or prepaid revenues; (d) any Capital Stock other than Disqualified Stock; or (e) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller. Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of ASC Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an incurrence of Indebtedness under this Indenture.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Notes” means the first $450.0 million aggregate principal amount of Notes issued under this Indenture.
“Initial Purchasers” means Goldman, Sachs & Co. LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, BofA Securities, Inc., Comerica Securities, Inc., WoodRock Securities, L.P.
“Insurance Subsidiaries” means (1) Taylor Morrison Insurance Services, Inc. (f/k/a Taylor Woodrow Insurance Services, Inc.), (2) Beneva Indemnity Company, (3) Inspired Title Services, LLC and (4) any other corporation, limited partnership, limited liability company or business trust that is (A) organized after the Issue Date or designated by the Issuer as an Insurance Subsidiary pursuant to an Officer’s Certificate delivered to the Trustee and (B) a Subsidiary of the Restricted Parent; provided that, in the case of clause (1), (2), (3) and (4), such Person is primarily engaged in the business it is engaging in on the Reference Date or is otherwise primarily engaged in the business of providing title insurance, captive insurance (whether for the Issuer and its Subsidiaries or otherwise) or insurance agency or other ancillary or complementary services that in each case is subject to state regulation and/or licensing requirements.
“Intangible Assets” means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their prior carrying value (other than write-ups which occurred prior to July 14, 2011 and other than, in connection with the acquisition of an asset, the write-up of the value of such asset (within one year of its acquisition) to its fair market value in accordance with Applicable Accounting Standards) and all other items which would be treated as intangible on the consolidated balance sheet of Holdings, the Restricted Parent, the Issuer and their Restricted Subsidiaries prepared in accordance with Applicable Accounting Standards.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P or an equivalent rating by any other Rating Agency.
“Issue Date” means August 1, 2019.
“Issuer” shall have the meaning assigned to such term in the introductory statement of this Indenture.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
“Lots” means all land owned by the Restricted Parent or a Subsidiary of the Restricted Parent which is zoned by the applicable governmental authority having jurisdiction for construction and use as Housing Units.
“March 2012 Offering Circular” means the final Offering Circular dated March 30, 2012, related to the 7.750% senior notes due 2020 of the Issuer and the Canadian Guarantor.
“Model Home Unit” means a completed Housing Unit to be used as a model home in connection with the sale of Housing Units in a residential housing project.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Mortgage Subsidiary” means (1) Taylor Morrison Home Funding, LLC, (2) Mortgage Funding Direct Ventures LLC and (3) any corporation, limited partnership, limited liability company or business trust that is (A) organized after the Issue Date or designated by the Issuer as a Mortgage Subsidiary pursuant to an Officer’s Certificate delivered to the Trustee and (B) a Subsidiary of the Restricted Parent; provided that, in the case of clause (1), (2) and (3), such Person is primarily engaged in the business it is engaging in on the Reference Date or is otherwise primarily engaged in the business of issuing mortgage loans on residential properties (whether for purchase of homes or refinancing of existing mortgages), purchasing and selling mortgage loans, issuing securities backed by mortgage loans, acting as a broker of mortgage loans and other activities customarily associated with mortgage banking and related businesses.
“Net Proceeds” means the aggregate cash proceeds received by the Restricted Parent or any Restricted Subsidiary of the Restricted Parent in respect of any Designated Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Designated Asset Sale), net of the direct costs relating to such Designated Asset Sale, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and sales commissions, and any relocation expenses incurred as a result of the Designated Asset Sale, taxes paid or payable as a result of the Designated Asset Sale, including taxes resulting from the transfer of the proceeds of such Designated Asset Sale to the Issuer, in each case, after taking into account:
(1) any available tax credits or deductions and any tax sharing arrangements;
(2) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Designated Asset Sale;
(3) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with Applicable Accounting Standards;
(4) any reserve for adjustment in respect of any liabilities associated with the asset disposed of in such transaction and retained by the Restricted Parent or any Restricted Subsidiary of the Restricted Parent after such sale or other disposition thereof;
(5) any distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Designated Asset Sale; and
(6) in the event that a Restricted Subsidiary of the Restricted Parent consummates a Designated Asset Sale and makes a pro rata payment of dividends to all of its stockholders from any cash proceeds of such Designated Asset Sale, the amount of dividends paid to any stockholder other than the Restricted Parent or any Restricted Subsidiary of the Restricted Parent.
“New York Office of the Trustee” means the office of U.S. Bank National Association at 100 Wall Street, Suite 1600, New York, New York 10005.
“Non-Guarantor Subsidiaries” means, at any time, any Subsidiary of the Restricted Parent that at such time (1) is an Unrestricted Subsidiary, (2) is an Excluded Subsidiary, (3) is not a Wholly Owned U.S. Subsidiary or (4) has not created, incurred, issued, assumed, guaranteed or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness that is owed or otherwise outstanding at such time. The Board of Directors of the Restricted Parent may designate any Subsidiary of the Restricted Parent as a Non-Guarantor Subsidiary by filing with the Trustee a certified copy of a resolution of such Board of Directors giving effect to such designation and an Officer’s Certificate certifying as to the applicable clause of the definition of “Non-Guarantor Subsidiaries” that warrants such designation.
“Non-Recourse Debt” means Indebtedness:
(1) as to which neither the Restricted Parent nor any Restricted Subsidiary of the Restricted Parent (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;
(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Restricted Parent or any Restricted Subsidiary of the Restricted Parent to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its Stated Maturity; and
(3) as to which the lenders have been notified in writing or have agreed in writing (in the agreement relating thereto or otherwise) that they will not have any recourse to the stock or assets of the Restricted Parent or any Restricted Subsidiary of the Restricted Parent.
“Non-U.S. Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not a U.S. Subsidiary and any Subsidiary of such a Subsidiary, whether or not a U.S. Subsidiary.
“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.
“Notes” has the meaning assigned to it in the preamble to this Indenture.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Offering Memorandum” means the final Offering Memorandum dated July 18, 2019 for the Initial Notes.
“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Controller, the Secretary or any Vice-President of such Person.
“Officer’s Certificate” means a certificate signed on behalf of the Issuer by one Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the principal legal officer, the treasurer or the principal accounting officer of the Issuer that meets the requirements of Section 12.05.
“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 12.05, which opinion may be subject to customary assumptions, qualifications and exceptions. The counsel may be an employee of or counsel to Holdings or any Subsidiary of Holdings.
“PAPA” means an arrangement, other than with an Affiliate of Holdings, which may be unsecured or secured by a Lien granted in conjunction with purchase contracts for the purchase of real estate and which provides for future payments due to the sellers of such real estate at the time of the sale of homes constructed on such real estate and which payments may be contingent on the sale price of such homes, which arrangement may include (1) adjustments to the land purchase price, (2) profit participations, (3) community marketing fees and community enhancement fees and (4) reimbursable costs paid by the land developer.
“Pari Passu Indebtedness” means:
(1) all Indebtedness of the Restricted Parent, the Issuer or any Subsidiary Guarantor outstanding under a Credit Agreement or under any other Credit Facilities (including post-petition interest at the rate provided in the documentation with respect thereto, whether or not allowed as a claim in any bankruptcy proceeding), and all Hedging Obligations and Treasury Management Obligations with respect thereto;
(2) any other Indebtedness of the Restricted Parent, the Issuer or any Subsidiary Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Note Guarantee; and
(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).
Notwithstanding anything to the contrary in the preceding clauses (1), (2) and (3), Pari Passu Indebtedness will not include:
(1) any intercompany Indebtedness of the Restricted Parent or any of its Subsidiaries to any of its Affiliates;
(2) any trade payables;
(3) the portion of any Indebtedness that is incurred in violation of this Indenture (but only to the extent so incurred); provided that Indebtedness outstanding under Credit Facilities will not cease to be Pari Passu Indebtedness as a result of this clause (3) if the lenders or agents thereunder obtained a representation from the Restricted Parent or any of its Subsidiaries on the date such Indebtedness was incurred to the effect that such Indebtedness was not prohibited by this Indenture; or
(4) Indebtedness which is classified as non-recourse in accordance with Applicable Accounting Standards or any unsecured claim arising in respect thereof by reason of the application of Section 1111(b)(1) of the Bankruptcy Code.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Permitted Holders” means (i) any Person or any of the Persons who were a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) whose ownership of assets or Voting Stock has triggered a Change of Control in respect of which a Change of Control Offer has been made and all Notes that were tendered therein have been accepted and paid, (ii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing beneficially own, without giving effect to the existence of such group or any other group, more than 50.0% of the total voting power of the aggregate Voting Stock of the Issuer held directly or indirectly by such group and (iii) any members of a group described in clause (ii) for so long as such Person is a member of such group.
“Permitted Liens” means:
(a) Liens in favor of the Restricted Parent or the Subsidiary Guarantors;
(b) Liens on property or assets of a Person, plus renewals and extensions of such Liens, existing at the time such Person is merged with or into, consolidated with or acquired by the Restricted Parent or any Subsidiary of the Restricted Parent, whether in existence prior to the merger, consolidation or acquisition or incurred in contemplation thereof; provided that such Liens do not extend to any assets other than those of the Person merged into, consolidated with or acquired by the Restricted Parent or such Subsidiary and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom, and other than pursuant to customary after-acquired property clauses;
(c) Liens on property (including Capital Stock), and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom, existing at the time of acquisition of the property by the Restricted Parent or any Restricted Subsidiary of the Restricted Parent, whether such Liens were in existence prior to such acquisition, or were incurred in contemplation of such acquisition;
(d) Liens (including deposits and pledges) to secure the performance of public or statutory obligations, progress payments, surety or appeal bonds, performance bonds, completion bonds, completion guarantees or other obligations of a like nature incurred in the ordinary course of business;
(e) Liens to secure Indebtedness (including Capital Lease Obligations) covering only the assets acquired, constructed or improved with or financed by such Indebtedness, and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;
(f) Liens existing on the Issue Date, plus renewals and extensions of such Liens;
(g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with Applicable Accounting Standards has been made therefor;
(h) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, materialmen’s, repairmen’s, construction contractors’, laborers’, employees’, suppliers’ and mechanics’ Liens, in each case, incurred in the ordinary course of business;
(i) survey exceptions, title defects, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that do not materially interfere with the ordinary conduct of the business of the Restricted Parent and its Subsidiaries, taken as a whole;
(j) Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);
(k) Liens to secure any Permitted Refinancing Indebtedness; provided, however, that:
(i) the new Lien shall be limited to all or part of the same property and assets securing the original Indebtedness (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom); and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Indebtedness; and
(ii) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, the committed amount, of the Permitted Refinancing Indebtedness, plus accrued interest thereon and (y) an amount necessary to pay any fees, commissions, discounts and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;
(l) Liens on any collateral securing the Notes or the Note Guarantees that rank junior in priority to the Liens on such collateral securing the Notes or the Note Guarantees (as applicable) pursuant to customary intercreditor arrangements;
(m) Liens incurred or pledges or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds, utility services, developer’s or others’ obligations to make on-site or off-site improvements and other similar obligations (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business but not including any Liens imposed under the Pension Benefits Act (Ontario) or any pension standards legislation of any other applicable jurisdiction in Canada;
(n) zoning restrictions, easements, licenses, reservations, provisions, encroachments, encumbrances, protrusion permits, servitudes, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), in each case, not materially interfering with the ordinary conduct of the business of the Restricted Parent and its Subsidiaries, taken as a whole;
(o) leases, subleases, licenses or sublicenses to third parties entered into in the ordinary course of business;
(p) Liens securing Hedging Obligations and cash management obligations;
(q) Liens arising out of judgments, decrees, orders or awards in respect of which the Issuer shall in good faith be prosecuting an appeal or proceedings for review which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;
(r) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligation of such Unrestricted Subsidiary;
(s) Liens for homeowner, condominium and similar association fees, assessments and other payments;
(t) rights of purchasers and borrowers with respect to security deposits, escrow funds and other amounts held by the Restricted Parent or any Subsidiary of the Restricted Parent;
(u) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(v) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Restricted Parent and any Restricted Subsidiary of the Restricted Parent in the ordinary course of business;
(w) deposits made in the ordinary course of business to secure liability to insurance carriers;
(x) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(y) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(z) Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;
(aa) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Restricted Parent or any Restricted Subsidiary of the Restricted Parent;
(bb) Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution;
(cc) pledges, deposits and other Liens existing under, or required to be made in connection with, (i) earnest money obligations, escrows or similar purpose undertakings or indemnifications in connection with any purchase and sale agreement, (ii) development agreements or other contracts entered into with governmental authorities (or an entity sponsored by a governmental authority) in connection with the entitlement of real property or (iii) agreements for the funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, subdivision improvement bonds and similar bonding requirements arising in the ordinary course of business of a homebuilder;
(dd) Liens on Model Home Units and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom;
(ee) Liens deemed to exist by reason of (i) any encumbrance or restriction (including put and call arrangements) with respect to the Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement or (ii) any encumbrance or restriction imposed under any contract for the sale by the Restricted Parent or any Subsidiary of the Restricted Parent of the Capital Stock of any Subsidiary of the Restricted Parent, or any business unit or division of the Restricted Parent or any Subsidiary of the Restricted Parent permitted by this Indenture; provided that in each case such Liens shall extend only to the relevant Capital Stock;
(ff) Liens securing Specified SPE Debt of the Restricted Parent or a Restricted Subsidiary of the Restricted Parent; provided that such Liens do not at any time encumber any property, other than the Equity Interests of the relevant SPE and the property financed by such Indebtedness and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom;
(gg) Liens securing obligations of the Restricted Parent or any Restricted Subsidiary of the Restricted Parent to any third party in connection with PAPAs, any option, repurchase right or right of first refusal to purchase real property granted to the master developer or the seller of real property that arises as a result of the non-use or non-development of such real property by the Restricted Parent or any Restricted Subsidiary of the Restricted Parent and joint development agreements with third parties to perform and/or pay for or reimburse the costs of construction and/or development related to or benefiting property (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom) of the Restricted Parent or any Restricted Subsidiary of the Restricted Parent and property belonging to such third parties, in each case entered into in the ordinary course of business; provided that such Liens do not at any time encumber any property, other than the property (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom) financed by such Indebtedness and the proceeds and products thereof;
(hh) Liens on “land under development,” “land held for future development” or “improved lots and parcels” (as such categories of assets are determined in accordance with Applicable Accounting Standards) securing Non-Recourse Debt;
(ii) Liens on assets of Mortgage Subsidiaries securing Indebtedness incurred by Mortgage Subsidiaries in their ordinary course of business or consistent with past practice; and
(jj) Purchase money mortgages and mortgages securing construction, improvement or development loans (including Capital Lease Obligations and purchase money Indebtedness), covering only the assets acquired, constructed, improved, developed or financed by such Indebtedness (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products of the foregoing); provided that any such Liens are established within 365 days of such purchase, construction, improvement or development.
“Permitted Refinancing Indebtedness” means any Indebtedness of the Restricted Parent or any Restricted Subsidiary of the Restricted Parent issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge other Indebtedness of the Restricted Parent or any Restricted Subsidiary of the Restricted Parent (other than intercompany Indebtedness); provided that:
(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees, commissions, discounts and expenses, including premiums, incurred in connection therewith);
(2) either (a) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged or (b) all scheduled payments on or in respect of such Permitted Refinancing Indebtedness (other than interest payments) shall be at least 91 days following the final scheduled maturity of the Notes; and if such Indebtedness is Pari Passu Indebtedness and has a final stated maturity later than the final stated maturity of the Notes, such Permitted Refinancing Indebtedness has a final stated maturity later than the final stated maturity of the Notes;
(3) if the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged; and
(4) Permitted Refinancing Indebtedness may not be incurred by a Person other than the Issuer and any of the Guarantors to renew, refund, refinance, replace, defease or discharge any Indebtedness of the Issuer or a Guarantor.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Rating Agencies” mean Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution by its Board of Directors) which shall be substituted for Moody’s or S&P or both, as the case may be.
“Ratings Category” means:

(1)	with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

(2)	with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories).
In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Ratings Categories (1, 2 and 3 for Moody’s; or + and - for S&P) will be taken into account (e.g., with respect to S&P a decline in rating from BB+ to BB, as well as from BB to B+, will constitute a decrease of one gradation).
“Ratings Decline” means a downgrade by one or more gradations (including gradations within Ratings Categories as well as between Ratings Categories) or withdrawal of the rating of the Notes within the Ratings Decline Period by each of the Rating Agencies (unless the applicable Rating Agency shall have put forth a written statement to the effect that such downgrade is not attributable in whole or in part to the applicable Change of Control).
“Reference Date” means April 13, 2012.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.
“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.
“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.
“Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have responsibility for the administration of this Indenture.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Parent” means Taylor Morrison Holdings, Inc., a Delaware corporation and any of its successors under the terms of this Indenture.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. For the avoidance of doubt, (a) the Restricted Subsidiaries of the Restricted Parent shall be the Issuer and the Restricted Subsidiaries of the Issuer; and (b) a reference to the Restricted Subsidiaries of Holdings for purposes of the calculation of Consolidated Adjusted Tangible Assets and Specified Inventory Ratio (and components of any of the foregoing) shall be deemed to include the Canadian Guarantor, the Restricted Parent, the Issuer and all Restricted Subsidiaries of the Restricted Parent (and any intermediate holding companies between Holdings and the Restricted Parent or the Canadian Guarantor).
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means Standard & Poor’s Financial Services LLC and its successors.
“Sale and Leaseback Transaction” means a sale or transfer made by the Restricted Parent, the Issuer or a Subsidiary Guarantor (except a sale or transfer made to the Restricted Parent, the Issuer or another Subsidiary Guarantor) of any property which is either (a) a manufacturing facility, office building or warehouse whose book value equals or exceeds 1% of Consolidated Adjusted Tangible Assets as of the date of determination or (b) another property or group of properties (not including Model Home Units) whose book value exceeds 5% of Consolidated Adjusted Tangible Assets as of the date of determination, in each case if such sale or transfer is made with the agreement, commitment or intention of leasing such property to the Restricted Parent, the Issuer or any Subsidiary Guarantor.
“SEC” means the Securities and Exchange Commission.
“Secured Indebtedness” means any Indebtedness which is secured by (i) a Lien in or on any property of the Restricted Parent, the Issuer or any Subsidiary Guarantor or (ii) a Lien in or on shares of Capital Stock owned directly or indirectly by the Restricted Parent, the Issuer or any Subsidiary Guarantor or in respect of Indebtedness of a Person in which the Restricted Parent, the Issuer or any Subsidiary Guarantor has an equity interest. The securing in the foregoing manner of any Indebtedness which immediately prior thereto was not Secured Indebtedness shall be deemed to be the creation of Secured Indebtedness at the time the Lien is created, incurred, assumed or otherwise caused to exist or become effective.
“Securities Act” means the Securities Act of 1933, as amended from time to time.
“Significant Subsidiary” means, with respect to any specified Person, any Subsidiary of such Person that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.
“SPE” means (i) an entity formed for the purpose of holding, acquiring, constructing, developing or improving assets whose acquisition, construction, development or improvement will be financed by Specified SPE Debt or equity investments in such entity or (ii) an entity acquired by the Restricted Parent or a Restricted Subsidiary of the Restricted Parent whose outstanding Indebtedness is all Specified SPE Debt.
“Specified Inventory Ratio” means, as at any date of determination, the ratio of (a) the aggregate amount of inventory (other than real estate not owned) of Holdings and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available plus the aggregate amount of unrestricted cash and Cash Equivalents of Holdings and its Restricted Subsidiaries as of the end of such fiscal quarter to (b) Consolidated Total Indebtedness of Holdings and its Restricted Subsidiaries as of the end of such fiscal quarter, in each case determined on a consolidated basis in accordance with Applicable Accounting Standards. In the event that Holdings or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock or Disqualified Stock on or prior to the date on which the event for which the calculation of the Specified Inventory Ratio is made (the “Calculation Date”) and subsequent to the end of the most recent fiscal quarter for which internal financial statements are available, then the Specified Inventory Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock or Disqualified Stock, and the use of the proceeds therefrom. In addition, investments, acquisitions, mergers, consolidations, dispositions, amalgamations, discontinued operations (as determined in accordance with Applicable Accounting Standards), any operational changes and changes in the composition of the Restricted Subsidiaries that have been made by Holdings or any of its Restricted Subsidiaries, or any Person or any of its Restricted Subsidiaries acquired by, merged or consolidated with Holdings or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, subsequent to the end of the most recently completed fiscal quarter and on or prior to the Calculation Date will be given pro forma effect as if they had occurred at the end of such fiscal quarter. For purposes of this definition, whenever pro forma effect is given to a transaction or other event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer.
“Specified SPE Debt” means, with respect to any SPE, Indebtedness of such SPE for which the sole legal recourse for collection of principal and interest on such Indebtedness is against the assets of such SPE and its Subsidiaries or the assets of any projects, land, lots or Housing Units acquired, developed or improved by such SPE and its Subsidiaries. Notwithstanding the foregoing, Indebtedness which otherwise constitutes Specified SPE Debt will not lose its character as Specified SPE Debt because there is recourse to the Issuer, any Guarantor or any other Person with respect to such Indebtedness for or in respect of (a) environmental warranties and indemnities, (b) indemnities for and losses arising from fraud, misrepresentation, misapplication or nonpayment of rents, profits, insurance and condemnation proceeds and other sums actually received by the relevant borrower from secured assets to be paid to the lender, waste and mechanics’ liens, (c) a voluntary bankruptcy filing (or similar filing or action) or collusive involuntary bankruptcy filings by such borrower, and other events, actions and circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements or guarantees in non-recourse financings of real estate, (d) performance and completion guarantees, or (e) financial guarantees by the Restricted Parent or any of its Restricted Subsidiaries.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” means, with respect to any specified Person:
(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
“Subsidiary Guarantors” means each Restricted Subsidiary of the Restricted Parent (other than the Issuer) that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.
“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended from time to time.
“Treasury Management Obligations” means obligations under any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services. Treasury Management Obligations shall not constitute Indebtedness.
“Treasury Rate” means, as of any redemption date or date of deposit, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date or date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 15, 2027; provided that if the period from the redemption date to October 15, 2027 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Subsidiary” means any Subsidiary of the Restricted Parent and any Subsidiary of an Unrestricted Subsidiary that is designated by the Board of Directors of the Restricted Parent as an Unrestricted Subsidiary pursuant to a resolution of such Board of Directors, but only to the extent that such Subsidiary:
(1) has no Indebtedness other than Non-Recourse Debt;
(2) is a Person with respect to which neither the Restricted Parent nor any Restricted Subsidiary of the Restricted Parent has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
(3) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Restricted Parent or any Restricted Subsidiary of the Restricted Parent.
“U.S. GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Reference Date.
“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
“U.S. Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is organized or existing under the laws of the United States, any state thereof, or the District of Columbia.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2) the then outstanding principal amount of such Indebtedness.
“Wholly Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interest of which (other than directors’ qualifying shares) will at that time be owned by such Person or by one or more Wholly Owned Subsidiaries of such person.
“Wholly Owned U.S. Subsidiary” means any Restricted Subsidiary of the Restricted Parent that was formed under the laws of the United States or any state of the United States or the District of Columbia that is a Wholly Owned Subsidiary of the Restricted Parent.
Section 1.02     Other Definitions.

Term	Defined in Section
“Aggregate Payments”	10.01(e)
“Authentication Order”	2.02
“Calculation Date”	1.01 (Definition of “Specified Inventory Ratio”)
“Change of Control Offer”	4.09(a)
“Change of Control Payment”	4.09(a)
“Change of Control Payment Date”	4.09(a)
“Contributing Guarantors”	10.01(e)
“Covenant Defeasance”	8.03
“Covenant Termination Event”	4.13
“Covenant Termination Event Notice”	4.13
“DTC”	2.03
“Event of Default”	6.01
“Equal and Ratable Secured Indebtedness”	4.08(a)
“Exchange Rate”	12.17
“Exempt Sale and Leaseback Transaction”	4.07(c)
“Fair Share”	10.01(e)
“Fair Share Contribution Amount”	10.01(e)
“Financial Reports”	4.03(g)
“Funding Guarantor”	10.01(e)
“Increased Amount”	4.08(d)
“Legal Defeasance”	8.02
“OID Legend”	2.06(f)
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Sale and Leaseback Transaction”	4.07(b)
“Registrar”	2.03
“Substitute Reports”	4.03(i)
“Triggering Lien”	4.08(a)

Section 1.03     Incorporation by Reference of Trust Indenture Act.
Whenever this Indenture refers to a provision of the TIA and subject to Section 12.01, the provision is incorporated by reference in and made a part of this Indenture.
The following TIA terms if and to the extent used in this Indenture by virtue of Section 7.10 have the following meanings:
“indenture securities” means the Notes;
“indenture security Holder” means a Holder of a Note;
“indenture to be qualified” means this Indenture;
“indenture trustee” or “institutional trustee” means the Trustee; and
“obligor” on the Notes and the Note Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.
Section 1.04     Rules of Construction and Calculation.
(a)     Unless the context otherwise requires:
(1)    a term has the meaning assigned to it;
(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with Applicable Accounting Standards;
(3)    “or” is not exclusive;
(4)    words in the singular include the plural, and in the plural include the singular;
(5)    “will” shall be interpreted to express a command;
(6)    provisions apply to successive events and transactions;
(7)    references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(8)    “including” shall be interpreted to mean “including without limitation”;
(9)    references to Sections refer to Sections of this Indenture; and
(10)    the term “all or substantially all,” when applied to the assets of a Person and/or its Subsidiaries shall not be read to mean “any” of such assets as a result of such Person and/or its Subsidiaries being in the “zone of insolvency.”
ARTICLE 2

THE NOTES
Section 2.01     Form and Dating.
(a)     General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A1 or A2 attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form reasonably acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(b)     Global Notes. Notes issued in global form shall be substantially in the form of Exhibits A1 or A2 attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A1 attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases, and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 and shall be made on the records of the Trustee and the Depositary.
(c)     Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, at its New York office and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Following the expiration of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note upon the receipt by the Trustee of:
(1)    a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b)); and
(2)    an Officer’s Certificate from the Issuer.
Any such exchange of beneficial interests in the Regulation S Temporary Global Note for beneficial interests in the Regulation S Permanent Global Note shall be subject to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
(d)     Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.
Section 2.02     Execution and Authentication.
At least one Officer of the Issuer must sign the Notes for the Issuer by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated under this Indenture.
The Trustee shall authenticate and deliver: (i) on the Issue Date, an aggregate principal amount of $450.0 million 5.75% Senior Notes due 2028 and (ii) Additional Notes for an original issue in an aggregate principal amount specified in an Authentication Order pursuant to this Section 2.02 and Section 2.14, in each case upon a written order of the Issuer signed by one Officer of the Issuer (an “Authentication Order”). Such Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of the Notes is to be authenticated.
The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.
Section 2.03     Registrar and Paying Agent.
The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.
The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.
Section 2.04     Paying Agent to Hold Money in Trust.
The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee in writing of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require in writing a Paying Agent to pay all money held by it in trust to the Trustee. The Issuer at any time may require in writing a Paying Agent to pay all money held by it in trust to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Holdings or any of its Subsidiaries) shall have no further liability for the money. If Holdings or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to Holdings or any of its Subsidiaries, the Trustee shall serve as Paying Agent for the Notes.
Section 2.05     Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.
Section 2.06     Transfer and Exchange.
(a)     Transfer and Exchange of Global Notes. A Global Note may not be transferred except in whole (but not in part) by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Issuer for Definitive Notes if:
(1)    the Depositary (a) notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary;
(2)    the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuer for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or
(3)    there has occurred and is continuing an Event of Default with respect to the Notes.
Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).
(b)     Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(1)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
(2)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
(A)    both:
(i)     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)     instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B)    both:
(i)     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)     instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (i) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g).
(3)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(A)    if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
(B)    if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Global Note then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
(4)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(i)     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(ii)     if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)     Transfer or Exchange of Beneficial Interests for Definitive Notes.
(1)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)    if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)    if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(F)    if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Issuer shall execute and, upon receipt of an Authentication Order, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(2)    Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
(3)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:
(i)     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(ii)     if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
(iii)     and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(4)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Issuer shall execute and, upon receipt of an Authentication Order, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) shall not bear the Private Placement Legend.
(d)     Transfer and Exchange of Definitive Notes for Beneficial Interests.
(1)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(B)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)    if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)    if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(F)    if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the applicable Global Note.
(2)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(i)     if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(ii)     if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(3)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes transferred or exchanged.
(e)     Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
(1)    Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)    if the transfer shall be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)    if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)    if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.
(2)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(i)     if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(ii)     if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(3)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)     Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(1)    Private Placement Legend.
(A)    Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1)    REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, (A) IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (B) IS NOT A “U.S. PERSON” (WITHIN THE MEANING OF RULE 902 OF REGULATION S UNDER THE SECURITIES ACT), AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(2)    AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE NEXT PARAGRAPH), EXCEPT:
(A)    TO TAYLOR MORRISON COMMUNITIES, INC., TMM HOLDINGS LIMITED PARTNERSHIP OR ANY SUBSIDIARY THEREOF;
(B)    PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;
(C)    TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;
(D)    IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; OR
(E)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
THE RESALE RESTRICTION TERMINATION DATE WILL BE THE DATE (1) THAT IS AT LEAST ONE YEAR AFTER THE ORIGINAL ISSUE DATE HEREOF AND (2) ON WHICH THE ISSUER INSTRUCTS THE TRUSTEE THAT THIS LEGEND SHALL BE DEEMED REMOVED FROM THIS SECURITY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATED TO THIS SECURITY. PRIOR TO THE REGISTRATION OF ANY TRANSFER OTHER THAN IN ACCORDANCE WITH 2(B) ABOVE, THE ISSUER AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”
(F)    Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
(1)    Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.01 AND SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(2)    Regulation S Temporary Global Note Legend. Each Regulation S Temporary Global Note shall bear a legend in substantially the following form:
“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).
THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE GUARANTEES ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A)(1) TO TAYLOR MORRISON COMMUNITIES, INC., TMM HOLDINGS LIMITED PARTNERSHIP OR ANY OF ITS SUBSIDIARIES, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (3) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S OR (5) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (A)(4) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S OR PURSUANT TO CLAUSE (A)(5) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER APPLICABLE JURISDICTIONS. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”
(3)    OID Legend. To the extent required by Section 1275(c)(1)(A) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.1275-3(b)(1), each Note issued at a discount to its stated redemption price at maturity shall bear a legend (the “OID Legend”) in substantially the following form (with any necessary amendments thereto to reflect any amendments occurring after the Issue Date to the applicable sections):
“FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. YOU MAY CONTACT THE ISSUER AT TAYLOR MORRISON COMMUNITIES, INC., 4900 NORTH SCOTTSDALE ROAD, SUITE 2000, SCOTTSDALE, ARIZONA 85251, ATTENTION: TREASURER, AND THE ISSUER WILL PROVIDE YOU WITH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE.”

(g)     Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(h)     General Provisions Relating to Transfers and Exchanges.
(1)    To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.
(2)    No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06 and 9.05).
(3)    The Registrar shall not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(4)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(5)    The Issuer shall not be required:
(A)    to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection;
(B)    to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
(C)    to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
(6)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
(7)    The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.
(8)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
(9)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.
Section 2.07     Replacement Notes.
If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses, including the Trustee’s expenses, in replacing a Note.
Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08     Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.
If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.09     Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Guarantor, or by any Person directly or indirectly controlled by the Issuer or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.
Section 2.10     Temporary Notes.
Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.
Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.
Section 2.11     Cancellation.
The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes (subject to the record retention requirement of the Exchange Act) in accordance with its customary procedures. Certification of the disposal of all canceled Notes shall be delivered to the Issuer upon its written request therefor. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12     Defaulted Interest.
If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon five Business Days’ prior written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.13     CUSIP Numbers.
The Issuer in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Trustee will use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption will not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the CUSIP numbers.
Section 2.14     Issuance of Additional Notes.
The Issuer will be entitled, from time to time, without consent of the Holders, to issue Additional Notes under this Indenture with identical terms as the Initial Notes issued on the Issue Date other than with respect to (i) the date of issuance and initial accrual of interest, (ii) the issue price, (iii) the amount of interest payable on the first interest payment date and (iv) any adjustments in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws). The Initial Notes issued on the Issue Date and any Additional Notes will be treated as a single class for all purposes under this Indenture, except that Additional Notes issued with “original issue discount” within the meaning of the Internal Revenue Code of 1986, as amended, shall not have the same CUSIP number as any Initial Notes and, to the extent required by applicable tax regulations, may be treated as a separate class for purposes of transfer and exchanges of Notes.
With respect to any Additional Notes, the Issuer will set forth in an Officer’s Certificate pursuant to a resolution of the Board of Directors of the Issuer, copies of which will be delivered to the Trustee, the following information:
(1)    the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
(2)    the issue price, the issue date and the CUSIP number of such Additional Notes; and
(3)    whether such Additional Notes will be subject to transfer restrictions.
ARTICLE 3

REDEMPTION AND PREPAYMENT
Section 3.01     Notices to Trustee.
If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it must furnish to the Trustee, at least 30 days but not more than 60 days before the redemption date, an Officer’s Certificate setting forth:
(1)    the clause of this Indenture pursuant to which the redemption shall occur;
(2)    the redemption date;
(3)    the principal amount of Notes to be redeemed; and
(4)    the redemption price.
Section 3.02     Selection of Notes to Be Redeemed or Purchased.
If less than all of the Notes are to be redeemed or are required to be purchased at any time, the Trustee shall select Notes for redemption or purchase on a pro rata basis except:
(1)    if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or
(2)    if otherwise required by law or the procedures of DTC.
If less than all of the Notes are to be redeemed or are required to be purchased, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase; provided, however, that the Issuer has delivered to the Trustee, at least 35 days prior to the redemption date (or such shorter or longer period as the Trustee may agree (but in no case less than 30 days prior to the redemption date)), an Officer’s Certificate requesting that the Trustee make such selection as provided in the preceding paragraph.
The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
Section 3.03     Notice of Redemption.
At least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 of this Indenture.
The notice shall identify the Notes to be redeemed (including CUSIP Number(s)) and shall state:
(1)    the redemption date;
(2)    the redemption price;
(3)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued in the name of the applicable Holder upon cancellation of the original Note;
(4)    the name and address of the Paying Agent;
(5)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6)    that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
(7)    the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(8)    that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and
(9)    any condition precedent to the redemption and related information as required by Section 3.04.
At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least 35 days prior to the redemption date (or such shorter period as the Trustee may agree (but in no case less than 30 days prior to the redemption date)), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The Issuer may provide in a notice of redemption that payment of the redemption price and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
Section 3.04     Effect of Notice of Redemption.
Once a notice of redemption is mailed in accordance with Section 3.03, subject to the satisfaction (or waiver) of any conditions precedent, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. Any such redemption or notice of redemption may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent, including the occurrence of a Change of Control. In addition, if any such redemption is subject to the satisfaction of one or more conditions precedent, the notice of redemption shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed, and/or that such notice may be rescinded at any time by the Issuer if the Issuer determines in its sole discretion that any or all of such conditions will not be satisfied (or waived). In addition, the Issuer may provide in such redemption notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
Section 3.05     Deposit of Redemption or Purchase Price.
Prior to 11:00 a.m., New York City time, on the relevant redemption date or required purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.
If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or required purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.
Section 3.06     Notes Redeemed or Purchased in Part.
Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.
Section 3.07     Optional Redemption.
At any time prior to October 15, 2027, the Issuer is entitled to redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the date of redemption (the “Redemption Date”), subject to the rights of Holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date.
On or after October 15, 2027, the Issuer is entitled to redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to, but excluding, the date of redemption, subject to the rights of Holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date.
Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.
Section 3.08     Mandatory Redemption.
The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
ARTICLE 4

COVENANTS
Section 4.01     Payment of Notes.
The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 11:00 a.m., New York City time, on the due date money deposited by or on behalf of the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate equal to the then applicable interest rate on the Notes. Interest on the Notes shall accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
Section 4.02     Maintenance of Office or Agency.
The Issuer shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuer hereby designates the New York Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.
Section 4.03     Reports.
(a)     So long as any Notes are outstanding, the Issuer shall distribute, as provided in this Section 4.03, the following information:
(1) within 90 days after the end of each fiscal year, annual consolidated reports of Holdings and its Subsidiaries containing substantially all of the information that would have been required to be contained (pursuant to applicable rules and regulations in effect on the Reference Date) in an Annual Report on Form 10-K under the Exchange Act if Holdings had been a reporting company under the Exchange Act (but only to the extent similar information was included in the March 2012 Offering Circular), including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (B) audited financial statements prepared in accordance with Applicable Accounting Standards, but, without limiting the generality of the foregoing, such reports (i) will not be required to contain information required by Items 1B, 4, 5, 9A or 14 of Form 10-K and (ii) will not be required to contain information required by Items 10 and 11 of Form 10-K (relating to management and compensation) but in lieu of such information will include information of the type and scope contained in the March 2012 Offering Circular under the caption “Management”;
(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly consolidated reports of Holdings and its Subsidiaries containing substantially all of the information that would have been required to be contained (pursuant to applicable rules and regulations in effect on the Reference Date) in a Quarterly Report on Form 10-Q under the Exchange Act if Holdings had been a reporting company under the Exchange Act (but only to the extent similar information was provided in the March 2012 Offering Circular), including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (B) unaudited quarterly financial statements prepared in accordance with Applicable Accounting Standards but, without limiting the generality of the foregoing, such reports will not be required to contain information required by Items 2 or 4 of Part II of Form 10-Q; and
(3) within five Business Days after the occurrence of each event that would have been required to be reported (pursuant to applicable rules and regulations in effect on the Reference Date) in a Current Report on Form 8-K under the Exchange Act if Holdings had been a reporting company under the Exchange Act, current reports containing substantially all of the information that would have been required to be contained (pursuant to applicable rules and regulations in effect on the Reference Date) in a Current Report on Form 8-K under the Exchange Act if Holdings had been a reporting company under the Exchange Act; provided, however, that (A) no such current report will be required to be furnished if Holdings determines in its good faith judgment that such event is not material to Holders or the business, assets, operations, financial positions or prospects of the Issuer and its Restricted Subsidiaries, taken as a whole and (B) such reports will not be required to contain information required by Items 2.02, 3.01, 3.02 of Form 8-K or Items 5.02(c), (d) or (e) (except to the extent similar information is contained in the March 2012 Offering Circular under the caption “Management”) of Form 8-K;
provided, however, that all of the foregoing reports (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e)(l)(ii) of Regulation S-K promulgated by the SEC (with respect to any non-GAAP financial measures contained therein), (B) will not be required to contain the separate financial information for Guarantors and non-guarantor subsidiaries contemplated by Rule 3-10 of Regulation S-X promulgated by the SEC and (C) will not be required to contain information required by Item 601 of Regulation S-K.
(b)     At any time that there shall be one or more Unrestricted Subsidiaries that, in the aggregate, hold more than 15.0% of Consolidated Adjusted Tangible Assets, the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto of the financial condition and results of operations of Holdings and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.
(c)     References under this Section 4.03 to the laws, rules, forms, items, articles and sections shall be to such laws, rules, forms, items, articles and sections as they exist on the Reference Date, without giving effect to amendments thereto that may take effect after the Reference Date.
(d)     All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report will include a report on the relevant entity’s consolidated financial statements by the relevant entity’s certified independent accountants. Notwithstanding the deadlines for the reports set forth in Section 4.03(a), such report by the certified independent accountants need not be provided until 120 days after the end of the relevant fiscal year, so long as the related annual report contains unaudited financial statements as of the time it is distributed in accordance with the deadlines set forth in Section 4.03(a).
(e)     In addition, the Issuer agrees that, for so long as any Notes remain outstanding, if at any time it is not required to file with the SEC the reports required by the foregoing provisions of this Section 4.03, it will furnish to the Holders and beneficial owners of Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(f)     Any subsequent restatement of financial statements shall have no retroactive effect for purposes of calculations previously made pursuant to the covenants contained in this Indenture.
(g)     The Issuer shall (1) distribute the information and reports described in Section 4.03(a) (the “Financial Reports”) electronically to the Trustee and (2) make the Financial Reports available to any Holder or beneficial owner of Notes, any prospective investor, any security analyst and any market maker affiliated with any Initial Purchaser by posting the Financial Reports on Intralinks or any comparable password protected online data system; provided that the Issuer shall not be required to make available any password or other login information to any person other than any such Holder, beneficial owner, prospective investor, security analyst or market maker that establishes its identity as such to the reasonable satisfaction of the Issuer. The Trustee will have no responsibility whatsoever to determine if such posting or filing (or any other filing referenced below) has occurred.
(h)     In addition, the Issuer (or any direct or indirect parent of the Issuer) shall:
(1)    hold a quarterly conference call to discuss the information contained in the Financial Reports or the relevant Substitute Reports not later than ten business days from the time the Issuer furnishes the Financial Reports or the relevant Substitute Reports to the Trustee (or from the time the same are filed or furnished to the SEC as provided in Section 4.03(i)); and
(2)    no fewer than three Business Days prior to the date of the conference call required to be held in accordance with clause (1) above, issue a press release to the appropriate U.S. wire services announcing the time and date of such conference call and directing the Holders and beneficial owners of, and prospective investors in, the Notes and securities analysts and market makers to contact an individual at the Issuer (for whom contact information shall be provided in such press release) to obtain the Financial Reports or the relevant Substitute Reports and information on how to access such conference call.
(i)     If at any time the Notes are guaranteed by a direct or indirect parent of Holdings, and such company has furnished the Financial Reports described herein with respect to such company as required by this Section 4.03 as if such company were Holdings (including any financial information required hereby), Holdings and the Issuer shall be deemed to be in compliance with the provisions of this Section 4.03. Any information filed with, or furnished to, the SEC within the time periods specified in this Section 4.03 shall be deemed to have been made available as required by this Section 4.03, and to the extent such filings comply with the rules and regulations of the SEC regarding such filings, they will be deemed to comply with the requirements of this Section 4.03. If Holdings or a direct or indirect parent of Holdings files with or furnishes to the SEC (a) an Annual Report on Form 10-K with respect to a fiscal year that complies in all material respects with the rules and regulations of the SEC regarding such filing, then such filing shall be deemed to satisfy the requirements of Section 4.03(a)(1) with respect to the relevant fiscal year; (b) a quarterly report on Form 10-Q with respect to a fiscal quarter that complies in all material respects with the rules and regulations of the SEC regarding such filing, then such filing shall be deemed to satisfy the requirements of Section 4.03(a)(2) with respect to the relevant fiscal quarter; and (c) a current report on Form 8-K with respect to any of the events described Section 4.03(a)(3) that complies in all material respects with the rules and regulations of the SEC regarding such filing, then such filing shall be deemed to satisfy the requirements of Section 4.03(a)(3) with respect to such event (each of (a), (b) and (c), “Substitute Reports”); provided, in each case of clause (a) through (c), that such filings include such disclosure as is reasonably necessary to describe any material differences between the consolidated financial information of such direct or indirect parent and the consolidated financial information of Holdings. The subsequent filing or making available of any materials or conference call required by this Section 4.03 shall be deemed automatically to cure any Default or Event of Default resulting from the failure to file or make available such materials or conference call within the required time frame. The Trustee shall have no obligation whatsoever to determine whether or not such filings referred to in this Section 4.03 have been made.
Section 4.04     Compliance Certificate.
(a)     The Issuer shall deliver to the Trustee, within 105 days after the end of each fiscal year of Holdings, an Officer’s Certificate signed by the principal executive officer or the principal financial officer stating that a review of the activities of Holdings and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Issuer and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or propose to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or propose to take with respect thereto.
(b)     So long as any of the Notes are outstanding, the Issuer shall deliver to the Trustee, within 30 days after any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or propose to take with respect thereto.
Section 4.05     Taxes.
The Restricted Parent shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.
Section 4.06     Stay, Extension and Usury Laws.
The Issuer and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07     Restrictions on Sale and Leaseback Transactions.
(a)     The Restricted Parent shall not, and shall not permit the Issuer or any of the Subsidiary Guarantors to, enter into any Sale and Leaseback Transaction after the Issue Date, unless:
(1)    notice is given by Holdings or the Restricted Parent to the Trustee of the Sale and Leaseback Transaction within 30 days after its completion;
(2)    the Restricted Parent, the Issuer or the relevant Subsidiary Guarantor receive fair value for the property sold, as determined in good faith by the Restricted Parent or the Issuer (evidenced by a resolution of the Board of Directors of such entity delivered to the Trustee, in the case of a Sale and Leaseback Transaction with respect to property whose fair value exceeds $20.0 million), it being understood that, for the avoidance of doubt, fair value may take into account all circumstances of the Sale and Leaseback Transaction, including, without limitation, the lease back arrangement; and
(3)    the Restricted Parent, the Issuer or a Subsidiary Guarantor, within 365 days after the completion of the Sale and Leaseback Transaction, applies, or enters into a definitive agreement to apply within such 365-day period, an amount equal to the net proceeds therefrom either:
(A)    to the redemption, repayment or other retirement for value of (a) the Notes or (b) any indebtedness of the Restricted Parent, the Issuer or any Subsidiary Guarantor that is for borrowed money or is evidenced by a bond, note, debenture, guarantee or similar instrument (other than a trade payable or a current liability arising in the ordinary course of business) and which indebtedness ranks equally in right of payment with the Notes or a Note Guarantee, as applicable or
(B)    to the purchase by the Restricted Parent, the Issuer or a Subsidiary Guarantor of property used in the trade or business of the Restricted Parent, the Issuer or any Subsidiary Guarantor.
(b)     Any Sale and Leaseback Transaction that fulfills the requirements of Section 4.07(a) (1), (2) and (3) is a “Permitted Sale and Leaseback Transaction”.
(c)     The provisions of Section 4.07(a) will not apply to (each, an “Exempt Sale and Leaseback Transaction”):
(1)    a Sale and Leaseback Transaction if, at the time such Sale and Leaseback Transaction is entered into, the term of the related lease to the Restricted Parent, the Issuer or the relevant Subsidiary Guarantor of the property being sold pursuant to such transaction is three years or less;
(2)    a Sale and Leaseback Transaction for which the encumbrance on the relevant property would be a Permitted Lien; and
(3)    a Sale and Leaseback Transaction relating to a property entered into within 180 days after the latest of (x) the date of acquisition of such property by the Restricted Parent, the Issuer or any Subsidiary Guarantor, (y) the date of completion of construction of such property and (z) the date of commencement of full operations of such property.
(d)     In addition, the Restricted Parent, the Issuer or and the Subsidiary Guarantors may enter into a Sale and Leaseback Transaction if immediately thereafter the sum of (a) the aggregate principal amount of all Secured Indebtedness outstanding (excluding Indebtedness secured by Permitted Liens and any Equal and Ratable Secured Indebtedness) and (b) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Permitted Sale and Leaseback Transactions or Exempt Sale and Leaseback Transactions) as of the date of determination would not exceed 20% of Consolidated Adjusted Tangible Assets as of such date.
Section 4.08     Liens.
(a)     The Restricted Parent shall not, and shall not permit the Issuer or any of the Subsidiary Guarantors to, create, incur, assume or otherwise cause to exist or become effective any Lien (a “Triggering Lien”) of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, or any income or profits therefrom unless all payments due under this Indenture and the Notes (or under a Note Guarantee in the case of Liens of a Guarantor) are secured on an equal and ratable basis with the obligations so secured (such Indebtedness in respect of which the Notes or Note Guarantees have been so secured, the “Equal and Ratable Secured Indebtedness”) until such time as such obligations are no longer secured by a Triggering Lien.
(b)      In addition, the Restricted Parent, the Issuer or the Subsidiary Guarantors may create, incur, assume or otherwise cause to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness, without equally and ratably securing the Notes (or a Note Guarantee in the case of Liens of a Guarantor) pursuant to the preceding paragraph, if immediately thereafter the sum of (a) the aggregate principal amount of all Secured Indebtedness outstanding (excluding Indebtedness secured by Permitted Liens and any Equal and Ratable Secured Indebtedness) and (b) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Permitted Sale and Leaseback Transactions and Exempt Sale and Leaseback Transactions) would not exceed 20% of Consolidated Adjusted Tangible Assets as of such date.
(c)     For purposes of determining compliance with Section 4.07 and this Section 4.08, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to either of Sections 4.08(a) or (b) or to one category (or portion thereof) of Permitted Liens described in clauses (a) through (jj) of the definition of “Permitted Liens” but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) meets the criteria of either of Sections 4.08(a) or (b) or one or more of the categories (or portions thereof) of Permitted Liens described in clauses (a) through (jj) of the definition of “Permitted Liens,” the Issuer shall, in its sole discretion, divide, classify or reclassify, or later divide, classify, or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies (based on circumstances existing at the time of such division, classification or reclassification) with this Section 4.08. For the avoidance of doubt, if and to the extent that any Indebtedness is incurred to refinance, refund or replace any Indebtedness secured by Liens permitted under any clause of the definition of “Permitted Liens” or Section 4.08(b) that is limited by a percentage of Consolidated Adjusted Tangible Assets, the Indebtedness so incurred may be secured by Liens pursuant to such clause or subclause, or Section 4.08(b) at such time.
(d)     With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common equity of the Restricted Parent or any direct or indirect parent of the Restricted Parent, the payment of dividends on preferred stock in the form of additional shares of preferred stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in the definition of “Indebtedness.”
Section 4.09     Offer to Repurchase Upon Change of Control.
(a)     If a Change of Control occurs after the Issue Date, unless, prior to the time the Issuer is required to make a Change of Control Offer, the Issuer has previously or concurrently mailed a redemption notice that is or has become unconditional with respect to all the outstanding Notes as described under Section 3.07 or 11.01, the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but excluding, the date of purchase, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer shall send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:
(1)    that a Change of Control Offer is being made pursuant to this Section 4.09 and that all Notes tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;
(2)    the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);
(3)    that any Note not properly tendered will remain outstanding and continue to accrue interest;
(4)    that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;
(5)    that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6)    that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the Paying Agent receives, not later than the expiration time of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;
(7)    that if a Holder requests that only a portion of a Note held by it be purchased, such Holder will be issued a new Note equal in principal amount to the unpurchased portion of the Note surrendered. The unpurchased portion of the Note must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;
(8)    if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and
(9)    the other instructions, as determined by the Issuer, consistent with this Section 4.09, that a Holder must follow.
While the Notes are in global form and the Issuer makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a holder of Notes may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to its rules and regulations.
The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue of such compliance.
(b)     On the Change of Control Payment Date, the Issuer shall, to the extent lawful:
(1)    accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(2)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(3)    deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.
The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall, upon receipt of an Authentication Order, promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(c)     Notwithstanding anything to the contrary in this Section 4.09, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) a notice of redemption that is or has become unconditional has been given pursuant to Section 3.07 unless and until there is a Default in payment of the applicable redemption price.
(d)     Notwithstanding anything to the contrary in this Section 4.09, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of such Change of Control Offer.
Section 4.10     Designation of Restricted and Unrestricted Subsidiaries.
The Board of Directors of the Restricted Parent may designate any Restricted Subsidiary of the Restricted Parent to be an Unrestricted Subsidiary if (1) that designation would not cause a Default and (2) the Board of Directors of the Restricted Parent concurrently designates such Restricted Subsidiary to be an Unrestricted Subsidiary pursuant to and in compliance with the corresponding Indenture provisions from time to time in effect, if any, governing the 2023 Notes, the 2024 Notes, the 2027 Notes and any other similar debt securities of the Issuer then outstanding. The Board of Directors of the Issuer or the Restricted Parent may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary.
Any designation of a Subsidiary of the Restricted Parent as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Restricted Parent giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the requirements of an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Liens of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Restricted Parent as of such date and, if such Liens are not permitted to be incurred as of such date under Section 4.08, the Restricted Parent shall be in Default of Section 4.08. The Board of Directors of the Restricted Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Restricted Parent; provided that such designation shall be deemed to be an incurrence of Liens by a Restricted Subsidiary of the Restricted Parent of any outstanding Liens of such Unrestricted Subsidiary, and such designation shall only be permitted if (1) such Liens are permitted under Section 4.08 and (2) no Default or Event of Default would be in existence following such designation.
Section 4.11     [Reserved].
Section 4.12     Additional Note Guarantees.
If at any time any existing or future Restricted Subsidiary of the Restricted Parent does not qualify as a Non-Guarantor Subsidiary and such Subsidiary is not at that time a Guarantor, then that Restricted Subsidiary will, within 30 days from being acquired, created or ceasing to qualify as a Non-Guarantor Subsidiary, as applicable, become a Guarantor and execute a supplemental indenture and deliver an Officer’s Certificate and Opinion of Counsel reasonably satisfactory to the Trustee; provided that no such Restricted Subsidiary will be required to so become a Guarantor for so long as such Subsidiary does not Guarantee any Obligations or otherwise become an obligor under any Credit Agreement. The form of such supplemental indenture is attached as Exhibit E hereto.
Section 4.13     Covenant Termination.
At any time after the Notes have received Investment Grade Ratings from two Rating Agencies (a “Covenant Termination Event”), upon notice by the Issuer to the Trustee certifying that a Covenant Termination Event has occurred and that at the time of the giving of such notice no Default has occurred and is continuing under this Indenture (a “Covenant Termination Event Notice”), the Restricted Parent and its Restricted Subsidiaries will not thereafter be subject to the provisions of this Indenture described under Section 4.12. Upon the delivery of a Covenant Termination Event Notice pursuant to a Covenant Termination Event, the Guarantees of the Guarantors will also be released.
ARTICLE 5

SUCCESSORS
Section 5.01     Merger, Consolidation, or Sale of Assets.
(a)     None of Holdings, the Restricted Parent nor the Issuer shall, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not it is the surviving corporation); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Restricted Parent and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:
(1)    in the case of a consolidation or merger of, or a sale, assignment, transfer, conveyance or other disposition by, the Issuer or the Restricted Parent, the Person formed by or surviving any such consolidation or merger (if other than the Issuer or the Restricted Parent) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation or other Person, organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if any successor Issuer is not a corporation, then a Person that is a corporation shall become a co-issuer or co-obligor of the Notes and the Issuer’s obligations under this Indenture;
(2)    the Person formed by or surviving any such consolidation or merger (if other than the Restricted Parent or the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Holdings, the Restricted Parent and/or the Issuer, as applicable, under the Notes or the Note Guarantees, as applicable, and this Indenture pursuant to agreements reasonably satisfactory to the Trustee; and
(3)    immediately after such transaction, no Default or Event of Default exists.
In addition, the Restricted Parent shall not, and shall not permit its Restricted Subsidiaries to, directly or indirectly, lease all or substantially all of the properties and assets of the Restricted Parent and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person.
(b)     The provisions of Section 5.01(a) shall not apply to:
(1)    a merger of Holdings, the Restricted Parent or the Issuer with an Affiliate solely for the purpose of reincorporating Holdings, the Restricted Parent or the Issuer in another jurisdiction; provided that in the case of the Issuer and the Restricted Parent such other jurisdiction is any state of the United States or the District of Columbia;
(2)    any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Restricted Parent and its Restricted Subsidiaries; or
(3)    any sale or other transfer of assets pursuant to a Designated Asset Sale or that constitute Excess Designated Proceeds.
Section 5.02     Successor Corporation Substituted.
Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of properties or assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01, the successor Person formed by such consolidation or into or with which Holdings, the Restricted Parent or the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to “Holdings”, the “Restricted Parent” or the “Issuer”, as applicable, shall refer instead to the successor Person and not to Holdings, the Restricted Parent or the Issuer), and may exercise every right and power of Holdings, the Restricted Parent or the Issuer, as applicable, under this Indenture with the same effect as if such successor Person had been named as Holdings, the Restricted Parent or the Issuer herein; provided, however, that the predecessor Holdings, the Restricted Parent or the Issuer, if any, shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all or substantially all of the properties or assets of Holdings, the Restricted Parent and their Restricted Subsidiaries, taken as whole, in a transaction that is subject to, and that complies with the provisions of, Section 5.01.
ARTICLE 6

DEFAULTS AND REMEDIES
Section 6.01     Events of Default.
Each of the following is an “Event of Default”:
(1)    default for 30 days in the payment when due of interest on the Notes;
(2)    default in the payment when due (at maturity, upon redemption, acceleration or otherwise) of the principal of, or premium, if any, on, the Notes;
(3)    failure by the Restricted Parent or any Restricted Subsidiary of the Restricted Parent to comply with Section 5.01;
(4)    failure by Holdings or any Restricted Subsidiary of Holdings for 60 days after notice to the Issuer by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture;
(5)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed (other than Non-Recourse Debt and any such Indebtedness owed to Holdings, the Restricted Parent or a Restricted Subsidiary of the Restricted Parent) by the Restricted Parent or any Significant Subsidiary of the Restricted Parent (or the payment of which is guaranteed by the Restricted Parent or any Significant Subsidiary of the Restricted Parent), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:
(A)    is caused by a failure to pay principal at the final Stated Maturity of such Indebtedness (a “Payment Default”); or
(B)    results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $40.0 million or more;
(6)    with respect to any judgment or decree for the payment of money (net of any amount covered by insurance issued by a reputable and creditworthy insurer that has not contested coverage or reserved rights with respect to an underlying claim) in excess of $40.0 million or its foreign currency equivalent against the Restricted Parent or any Restricted Subsidiary of the Restricted Parent, the failure by the Restricted Parent or such Restricted Subsidiary, as applicable, to pay such judgment or decree, which judgment or decree has remained outstanding for a period of 60 days after such judgment or decree became final and nonappealable without being paid, discharged, waived or stayed;
(7)    except as permitted by this Indenture, any Note Guarantee of the Restricted Parent or any Significant Subsidiary of the Restricted Parent is declared to be unenforceable or invalid by any final and nonappealable judgment or decree or ceases for any reason to be in full force and effect, or the Restricted Parent or any Subsidiary Guarantor that is a Significant Subsidiary of the Restricted Parent or any Person acting on behalf of the Restricted Parent or any such Subsidiary Guarantor denies or disaffirms its obligations in writing under its Note Guarantee and such Default continues for 10 days after receipt of the notice specified in this Indenture;
(8)    any of Holdings, the Restricted Parent, the Issuer or any Subsidiary of any of the foregoing that is a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
(A)    commences a voluntary case;
(B)    consents to the entry of an order for relief against it in an involuntary case;
(C)    consents to the appointment of a custodian of it or for all or substantially all of its property;
(D)    makes a general assignment for the benefit of its creditors; or
(E)    generally is not paying its debts as they become due; and
(9)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)    is for relief against any of Holdings, the Restricted Parent, the Issuer or any Subsidiary of any of the foregoing that is a Significant Subsidiary in an involuntary case;
(B)    appoints a custodian of any of Holdings, the Restricted Parent, the Issuer or any Subsidiary of any of the foregoing that is a Significant Subsidiary for all or substantially all of the property of Holdings, the Restricted Parent, the Issuer or such Significant Subsidiary, as applicable; or
(C)    orders the liquidation of any of Holdings, the Restricted Parent, the Issuer or any Subsidiary of any of the foregoing that is a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days.
Section 6.02     Acceleration.
In the case of an Event of Default specified in clause (8) or (9) of Section 6.01, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.
Upon any such declaration, the Notes shall become due and payable immediately. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes.
Section 6.03     Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04     Waiver of Past Defaults.
Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05     Control by Majority.
Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.
Section 6.06     Limitation on Suits.
Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:
(1)    such Holder has previously given the Trustee written notice that an Event of Default is continuing;
(2)    Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;
(3)    such Holders have offered the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense;
(4)    the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
(5)    Holders of a majority in aggregate principal amount of the then-outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
Section 6.07     Rights of Holders to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08     Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Issuer and each Guarantor for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09     Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee hereunder. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10     Priorities.
If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
First: to the Trustee, its agents and attorneys for amounts due hereunder, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
Section 6.11     Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE 7

TRUSTEE
Section 7.01     Duties of Trustee.
(a)     If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)     Except during the continuance of an Event of Default:
(1)    the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not to confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)     The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:
(1)    this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(3)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(d)     Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.
(e)     No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.
(f)     The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02     Rights of Trustee.
(a)     The Trustee may conclusively rely in good faith upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b)     Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)     The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)     The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.
(e)     Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.
(f)     The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.
(g)     The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
(h)     The rights, privileges, protections, immunities and benefits given to the Trustee, including, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.
(i)     The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
(j)     In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(k)     The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
Section 7.03     Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.09 and 7.10.
Section 7.04     Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05     Notice of Defaults.
If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default relating to the payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
Section 7.06     Compensation and Indemnity.
(a)     The Issuer shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as agreed to in writing between the Issuer and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a Trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
(b)     The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense shall be determined to have been caused by its own gross negligence or willful misconduct. The Trustee shall notify the Issuer promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer or any of the Guarantors of their obligations hereunder. The Issuer or such Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
(c)     The obligations of the Issuer and the Guarantors under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
(d)     To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
(e)     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or 6.01(9) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 7.07     Replacement of Trustee.
(a)     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.
(b)     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
(1)    the Trustee fails to comply with Section 7.09;
(2)    the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3)    a custodian or public officer takes charge of the Trustee or its property; or
(4)    the Trustee becomes incapable of acting.
(c)     If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
(d)     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.
(e)     If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.
Section 7.08     Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.
Section 7.09     Eligibility; Disqualification.
There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that together with its affiliates has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition. No Person directly or indirectly controlling, controlled by or under common control with the Issuer or any Guarantor shall serve as the Trustee.
Section 7.10     Preferential Collection of Claims Against Issuer.
The provisions of TIA § 311 are hereby expressly incorporated by reference herein and made a part hereof with the same force and effect as if reproduced in its entirety herein. If any provision of this Indenture limits, qualifies or conflicts with § 311 of the TIA, the provision of § 311 of the TIA shall control.
ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01     Option to Effect Legal Defeasance or Covenant Defeasance.
The Issuer may, at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes and all obligations of the Guarantors with respect to the Note Guarantees upon compliance with the conditions set forth below in this Article 8.
Section 8.02     Legal Defeasance and Discharge.
Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(1)    the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04;
(2)    the Issuer’s obligations with respect to such Notes under Article 2 and Section 4.02;
(3)    the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith; and
(4)    this Article 8.
Subject to compliance with this Section 8.02, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03.
Section 8.03     Covenant Defeasance.
Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, Holdings, the Restricted Parent and their Restricted Subsidiaries shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04(a), 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 and Section 5.01 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Note Guarantees, Holdings, the Restricted Parent and their Restricted Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03 subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(3) through 6.01(7) and, to the extent relating to a Significant Subsidiary of the Issuer, Sections 6.01(8) and 6.01(9) shall not constitute Events of Default.
Section 8.04     Conditions to Legal or Covenant Defeasance.
In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03:
(1)    the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as shall be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;
(2)    in the case of Legal Defeasance, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)    in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)    such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement (including the Credit Agreement) or instrument (other than this Indenture) to which the Issuer or any Subsidiary of the Issuer is a party or by which the Issuer or any Subsidiary of the Issuer is bound;
(5)    the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and
(6)    the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 8.05     Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06     Repayment to Issuer.
Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.
Section 8.07     Reinstatement.
If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of their obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or Government Securities held by the Trustee or Paying Agent.
ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01     Without Consent of Holders.
(a)     Notwithstanding Section 9.02, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Note Guarantees or the Notes (and any other documents related thereto) without the consent of any Holder of a Note:
(1)    to cure any ambiguity, defect or inconsistency;
(2)    to provide for uncertificated Notes in addition to or in place of certificated Notes;
(3)    to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders under the Notes and/or the Note Guarantees by a successor to the Issuer or such Guarantor pursuant to Article 5 or Section 10.04;
(4)    to make any change that would provide any additional rights or benefits (including the addition of collateral) to the Holders or that does not adversely affect in any material respect the legal rights hereunder of any such Holder;
(5)    to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA (to the extent this Indenture is or becomes so qualified);
(6)    to conform the text of this Indenture, the Note Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum;
(7)    to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date;
(8)    to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes; or
(9)    to comply with the rules of any applicable securities depository.
(b)     Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement to this Indenture, and upon receipt by the Trustee of the documents described in Section 7.02(b), the Trustee shall join with the Issuer and the Guarantors in the execution of any amendment or supplement to this Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 9.02     With Consent of Holders.
(a)     Except as provided below in this Section 9.02, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture (including, without limitation, Section 4.09), the Note Guarantees or the Notes (and any documents related thereto) with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default or compliance with any provision of this Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).
(b)     Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement to this Indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b), the Trustee shall join with the Issuer and the Guarantors in the execution of such amendment or supplement to this Indenture unless such amendment or supplement directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplement.
(c)     It is not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.
(d)     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding, voting as a single class, may waive compliance in a particular instance by the Issuer and the Guarantors with any provision of this Indenture, the Notes, or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
(1)    reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(2)    reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes, except as provided above with respect to Section 4.09 and except with respect to provisions specifying the notice periods for effecting a redemption;
(3)    reduce the rate of or change the time for payment of interest, including default interest, on any Note;
(4)    waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
(5)    make any Note payable in money other than that stated in the Notes;
(6)    make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium, if any, on, the Notes;
(7)    waive a redemption payment with respect to any Note (other than a payment required by Section 4.09);
(8)    release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;
(9)    impair the right of any Holder of the Notes to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;
(10)    make any change to or modify the ranking as to contractual right of payment of any such Note or related Note Guarantee that would adversely affect the Holders; or
(11)    make any change in the preceding amendment and waiver provisions.
Section 9.03     Compliance with Trust Indenture Act.
Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect if this Indenture is then qualified under the TIA.
Section 9.04     Revocation and Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
Section 9.05     Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06     Trustee to Sign Amendments, etc.
The Trustee shall sign any amendment or supplement to this Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment or supplement to this Indenture until the Board of Directors of the Issuer approves of such amendment or supplement. In executing any amendment or supplement to this Indenture, the Trustee shall be provided with and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.03, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture.
ARTICLE 10

NOTE GUARANTEES
Section 10.01     Guarantee.
(a)     Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:
(1)    the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(2)    in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(b)     The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture or by release in accordance with the provisions of this Indenture.
(c)     If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either the Issuer or the Guarantors to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
(d)     Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.
(e)     All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, the economic consequences resulting from the performance of their respective obligations arising under this Indenture. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under its Notes Guarantee such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors, multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under their respective Notes Guarantees in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under its Notes Guarantee that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 10.01, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of its Notes Guarantee (including in respect of this Section 10.01), minus (2) the aggregate amount of all payments received on or before such date by such Guarantor from the other Contributing Guarantors as contributions under this Section 10.01. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Contributing Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 10.01(e). For the avoidance of doubt, nothing in this Section 10.01(e) shall limit or impair, by implication or otherwise, each Guarantor’s obligations under its Note Guarantee.
Section 10.02     Limitation on Guarantor Liability.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount that shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.
Section 10.03     Execution and Delivery of Note Guarantee.
To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit D hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by one of its Officers.
Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
Section 10.04     Guarantors May Consolidate, etc., on Certain Terms.
Except as otherwise provided in this Section 10.04, no Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not it is the surviving Person) another Person, other than the Restricted Parent, the Issuer or another Subsidiary Guarantor, unless:
(1)    immediately after giving effect to such transaction, no Default or Event of Default exists; and
(2)    either:
(a) the Person (if other than the Restricted Parent, the Issuer or a Subsidiary Guarantor) acquiring the property in any such sale or disposition or the Person (if other than the Restricted Parent, the Issuer or a Subsidiary Guarantor) formed by or surviving any such consolidation or merger assumes all the obligations of that Subsidiary Guarantor under this Indenture and its Note Guarantee pursuant to a supplemental indenture reasonably satisfactory to the Trustee; or
(b) such transaction is (i) a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person or Persons that are not (either before or after giving effect to such transaction) the Restricted Parent or a Restricted Subsidiary of the Restricted Parent; or (ii) a sale or other disposition of all of the Capital Stock of that Subsidiary Guarantor to a Person or Persons that are not (either before or after giving effect to such transaction) the Restricted Parent or a Restricted Subsidiary of the Restricted Parent.
In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.
Except as set forth in Articles 4 and 5, and notwithstanding subclauses (a) and (b) of the second preceding paragraph, nothing in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Restricted Parent or a Subsidiary Guarantor with or into the Restricted Parent, the Issuer or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of the Restricted Parent or a Subsidiary Guarantor as an entirety or substantially as an entirety to the Restricted Parent, the Issuer or another Subsidiary Guarantor.
Section 10.05     Releases.
The Note Guarantee of a Subsidiary Guarantor will be released:
(a) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Restricted Parent or a Restricted Subsidiary of the Restricted Parent;
(b) in connection with any sale or other disposition of all of the Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Restricted Parent or a Restricted Subsidiary of the Restricted Parent;
(c) if, in the case of a Subsidiary Guarantor, the Restricted Parent designates such Subsidiary to be a Non-Guarantor Subsidiary in accordance with the definition of “Non-Guarantor Subsidiary”;
(d) if that Subsidiary Guarantor is released from its obligations under all Credit Agreements (other than upon the release of all Subsidiary Guarantors from their guarantees under all Credit Agreements in connection with the termination or discharge in full of all Credit Agreements);
(e) upon legal defeasance in accordance with Article 8 or satisfaction and discharge in accordance with Article 11; or
(f) upon delivery of a Covenant Termination Event Notice pursuant to a Covenant Termination Event.
If any Subsidiary Guarantor is released from its Note Guarantee (other than a Subsidiary Guarantor so released pursuant to clause (c) above in reliance upon clause (2) or clause (4) of the definition of “Non-Guarantor Subsidiary”), any of its Subsidiaries that are Subsidiary Guarantors will also be released from their Note Guarantees, if any. Notwithstanding the foregoing, the Restricted Parent shall not be released from its Note Guarantee.
Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in and subject to any limitations contained in this Article 10.
ARTICLE 11

SATISFACTION AND DISCHARGE
Section 11.01     Satisfaction and Discharge.
This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:
(1)    either:
(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or
(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption that is or has become unconditional or otherwise or shall become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as shall be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption (for the avoidance of doubt, in the case of a discharge that occurs in connection with a redemption that is to occur on a Redemption Date, the amount to be deposited shall be the amount that, as of the date of such deposit, is deemed reasonably sufficient to make such payment and discharge on the Redemption Date, in the good-faith determination of the Board of Directors of Holdings pursuant to a resolution of the Board of Directors of Holdings and as evidenced by an Officer’s Certificate);
(2)    no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the incurrence of any Lien in respect thereof) and the deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;
(3)    the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and
(4)    the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be, (subject to the proviso in the first paragraph of Section 11.02).
In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to sub-clause (b) of clause (1) of this Section 11.01, the provisions of Sections 12.02 and 8.06 shall survive. In addition, nothing in this Section 11.01 shall be deemed to discharge those provisions of Section 7.06, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 11.02     Application of Trust Money.
Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law; provided that, if there is a tender offer by the Issuer for outstanding Notes that is in progress at the time of such deposit, such money deposited with the Trustee pursuant to Section 11.01 may be applied to pay any cash consideration for any Notes validly tendered into such tender offer and not validly withdrawn so long as prior to any such application the Issuer delivers an Officer’s Certificate to the Trustee certifying that after giving effect to such application, the amount remaining on deposit with the Trustee will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes (excluding Notes delivered to the Trustee for cancellation and Notes to be repurchased in such tender offer) for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be.
To the extent that and so long as the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided, however, that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes following the reinstatement of their obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE 12

MISCELLANEOUS
Section 12.01     Indenture Shall Control.
In the event of a conflict between the terms and provisions of this Indenture on the one hand and the terms and provisions of any Note or Note Guarantee on the other hand, the terms and provisions of this Indenture shall govern and be controlling.
Section 12.02     Notices.
Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Issuer and/or any Guarantor:
Taylor Morrison Communities, Inc.
Attention: General Counsel
4900 North Scottsdale Road, Suite 2000
Scottsdale, Arizona 85251
Telecopy: (866) 629-4310

If to the Trustee:

U.S. Bank National Association, as Trustee
Global Corporate Trust Services
Mailcode:  EP-MN-WS3C
60 Livingston Avenue
St. Paul, MN  55107-2292
Attn: Taylor Morrison Administrator
Telecopy: (651) 466-7430

The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by courier to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Issuer mails a notice or communication to Holders, it shall provide a copy to the Trustee and each Agent at the same time.
Section 12.03     U.S.A. Patriot Act.
The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.
Section 12.04     Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer or the Restricted Parent to the Trustee to take any action under this Indenture, the Issuer or Restricted Parent, as applicable, shall furnish to the Trustee:
(1)    an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(2)    except with respect to the issuance of the Initial Notes, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 12.05     Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
(1)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant has been complied with or such condition has been satisfied; and
(4)    a statement as to whether or not, in the opinion of such Person, such condition has been satisfied or such covenant has been complied with.
Section 12.06     Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.07     No Personal Liability of Directors, Officers, Employees and Stockholders.
No director, officer, employee, incorporator, stockholder, member or other holder of Equity Interests of the Issuer or any Guarantor, in their capacities as such and without limiting the Note Guarantees, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability that may arise other than pursuant to a Note Guarantee. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Section 12.08     Governing Law.
THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 12.09     No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.10     Successors.
All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.05.
Section 12.11     Severability.
In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 12.12     Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy (including copies transmitted via telecopy or electronic mail) shall be an original, but all of them together represent the same agreement.
Section 12.13     Table of Contents, Headings, etc.
The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 12.14     Waiver of Jury Trial.
EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
Section 12.15     Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 12.16     Consent to Jurisdiction and Service.
Each of the Canadian Guarantor and the other Guarantors organized under Canadian law hereby irrevocably and unconditionally: (1) submits itself and its property in any legal action or proceeding relating to this Indenture, the Notes and, as applicable, its Notes Guarantee for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the courts of the State of New York, sitting in the Borough of Manhattan, The City of New York, the courts of the United States of America for the Southern District of New York, appellate courts from any thereof and courts of its own corporate domicile, with respect to actions brought against it as defendant; (2) consents that any such action or proceeding may be brought in such courts and waive any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (3) designates and appoints the Issuer as its authorized agent upon which process may be served in any action, suit or proceeding arising out of or relating to this Indenture, the Notes and, as applicable, its Note Guarantee that may be instituted in any federal or state court in the State of New York (and the Issuer hereby accepts such appointments); and (4) agrees that service of any process, summons, notice or document by U.S. registered mail addressed to the Issuer, with written notice of said service to such Person at the address of the Issuer set forth in this Indenture shall be effective service of process for any action, suit or proceeding brought in any such court.
Section 12.17     Currency Indemnity.
The U.S. dollar is the sole currency of account and payment for all sums payable by the Issuer or any Guarantor under or in connection with the Notes, including damages. Any amount with respect to the Notes received or recovered in a currency other than U.S. dollars, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or any Guarantor or otherwise by any Holder of a Note or by the Trustee, in respect of any sum expressed to be due to it from the Issuer or any Guarantor will only constitute a discharge to the Issuer or any Guarantor to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).
If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient or the Trustee under the Notes, the Issuer and each Guarantor will indemnify such recipient and/or the Trustee against any loss sustained by it as a result. In any event, the Issuer and each Guarantor will indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 12.17, it will be prima facie evidence of the matter stated therein, for the Holder of a Note or the Trustee to certify in a manner satisfactory to the Issuer (indicating the sources of information used) the loss it incurred in making any such purchase. These indemnities constitute a separate and independent obligation from the Issuer and each Guarantor’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any Holder of a Note or the Trustee (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or to the Trustee. For the purposes of determining the amount in a currency other than U.S. dollars, such amount shall be determined using the Exchange Rate then in effect.
For purposes of this Section 12.17, “Exchange Rate” means, on any day, the rate at which the currency other than U.S. dollars may be exchanged into U.S. dollars at approximately 11:00 a.m., New York City time, on such date on the Bloomberg Key Cross Currency Rates Page for the relevant currency. In the event that such rate does not appear on any Bloomberg Key Cross Currency Rate Page, the Exchange Rate shall be determined by the Issuer in good faith.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of August 1, 2019.
ISSUER:

TAYLOR MORRISON COMMUNITIES, INC.

By:	/s/ Darrell C. Sherman
Name: Darrell C. Sherman Title: Executive Vice President, Chief Legal Officer and Secretary

[Signature Page to Indenture]

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Richard Prokosch
Name: Richard Prokosch Title: Vice President

[Signature Page to Indenture]

TMM HOLDINGS LIMITED PARTNERSHIP By: TMM Holdings (G.P.) ULC, its General Partner

By:	/s/ Darrell C. Sherman
Name: Darrell C. Sherman
Title: Executive Vice President, Chief Legal Officer and Secretary

TAYLOR MORRISON HOLDINGS, INC.

By:	/s/ Darrell C. Sherman
Name: Darrell C. Sherman
Title: Executive Vice President, Chief Legal Officer and Secretary

TAYLOR MORRISON HOLDINGS ULC

By:	/s/ Darrell C. Sherman
Name: Darrell C. Sherman
Title: Executive Vice President, Chief Legal Officer and Secretary

[Signature Page to Indenture]

ATPD, LLC
AV HOMES OF ARIZONA, LLC
AV HOMES OF RALEIGH, LLC
AV HOMES, INC.
AVATAR PROPERTIES INC.
AVH CAROLINAS, LLC
AVH DFW, LLC
AVH EM, LLC
AVH NORTH FLORIDA, LLC
BONTERRA BUILDERS, LLC
DARLING HOMES OF TEXAS, LLC
DFP TEXAS (GP), LLC
JCH GROUP, LLC
ROYAL OAK HOMES, LLC
TAYLOR MORRISON AT CRYSTAL FALLS, LLC
TAYLOR MORRISON ESPLANADE NAPLES, LLC
TAYLOR MORRISON FINANCE, INC.
TAYLOR MORRISON HOLDINGS OF ARIZONA, INC.
TAYLOR MORRISON MARBLEHEAD HOLDINGS, LLC
TAYLOR MORRISON OF CALIFORNIA, LLC
TAYLOR MORRISON OF CAROLINAS, INC.
TAYLOR MORRISON OF COLORADO, INC.
TAYLOR MORRISON OF FLORIDA, INC.
TAYLOR MORRISON OF GEORGIA, LLC
TAYLOR MORRISON OF ILLINOIS, INC.
TAYLOR MORRISON OF TEXAS, INC.
TAYLOR MORRISON PACIFIC POINT HOLDINGS, LLC
TAYLOR MORRISON SERVICES, INC.
TAYLOR MORRISON TRAMONTO HOLDINGS, LLC
TAYLOR MORRISON, INC.
TAYLOR MORRISON/ARIZONA, INC.
TAYLOR WOODROW COMMUNITIES – LEAGUE CITY, LTD.
TAYLOR WOODROW COMMUNITIES AT ARTISAN LAKES, L.L.C.
TAYLOR WOODROW COMMUNITIES AT MIRASOL, LTD.
TAYLOR WOODROW COMMUNITIES AT PORTICO, L.L.C.
TAYLOR WOODROW COMMUNITIES AT ST. JOHNS FOREST, L.L.C.
TAYLOR WOODROW HOMES – CENTRAL FLORIDA DIVISION, L.L.C.
TAYLOR WOODROW HOMES – SOUTHWEST FLORIDA DIVISION, L.L.C.
TM CALIFORNIA SERVICES, INC.
TM HOMES OF ARIZONA, INC.
TM OYSTER HARBOR, LLC
TM RIDGE GP, LLC
TM RIDGE LP, LLC
TW ACQUISITIONS, INC.
TWC/FALCONHEAD WEST, L.L.C.
TWC/MIRASOL, INC.
TWC/STEINER RANCH, LLC
VITALIA AT TRADITION, LLC
On behalf of each of the above named entities,

By:    /s/ Darrell C. Sherman
Name:    Darrell C. Sherman
Title:    Executive Vice President, Chief Legal Officer and Secretary

[Signature Page to Indenture]

[Signature Page to Indenture]

EXHIBIT A1

[Face of Note]
CUSIP:

5.75% Senior Notes due 2028
No._______________    $__________
TAYLOR MORRISON COMMUNITIES, INC.
promise to pay to CEDE & CO. or registered assigns,
the principal sum of _____ DOLLARS on January 15, 2028.
Interest Payment Dates: January 15 and July 15, commencing January 15, 2020
Record Dates: January 1 and July 1
Dated: _______________

A1-1

TAYLOR MORRISON COMMUNITIES, INC.
By:

Name: Title:

This is one of the Notes referred to
in the within-mentioned Indenture:
U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:

Authorized Signatory

A1-2

[Back of Note]
5.75% Senior Notes due 2028
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1) INTEREST. Taylor Morrison Communities, Inc., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at 5.75% per annum from until maturity. The Issuer shall pay interest semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from ; provided that the first Interest Payment Date shall be . The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to the then applicable interest rate on the Notes. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate equal to the then applicable interest rate on the Notes. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
(2) METHOD OF PAYMENT. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, interest and premium, if any, at the office or agency of the Paying Agent within the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, interest and premium, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.
(4) INDENTURE. The Issuer issued the Notes under an Indenture dated as of August 1, 2019 (the “Indenture”), among the Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. In the event of a conflict between the terms and provisions of the Indenture on the one hand and the terms and provisions of this Note or any Note Guarantee on the other hand, the terms and provisions of the Indenture shall govern and be controlling. The Notes are general unsecured obligations of the Issuer. Subject to the conditions set forth in the Indenture, the Issuer may issue Additional Notes.

(5) OPTIONAL REDEMPTION.
(a) At any time prior to October 15, 2027, the Issuer is entitled to redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the Redemption Date, subject to the rights of Holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date.

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(b) On or after October 15, 2027, the Issuer is entitled to redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to, but excluding, the date of redemption, subject to the rights of Holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date.
(6) MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
(7) REPURCHASE AT THE OPTION OF HOLDER. The Issuer may be required to repurchase the Notes as a result of a Change of Control, as provided in Section 4.09 of the Indenture. Holders may elect to have such Notes purchased pursuant to a Change of Control Offer by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.
(8) NOTICE OF REDEMPTION. Notice of redemption shall be provided pursuant to Section 3.03 of the Indenture.
(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes (and any documents related thereto) may be amended or supplemented, both with and without the consent of the Holders of Notes, as provided in Article 9 of the Indenture.

(12) DEFAULTS AND REMEDIES. Events of Default include default for 30 days in the payment when due of interest on the Notes, default in the payment when due (at maturity, upon redemption, acceleration or otherwise) of the principal of, or premium, if any, on the Notes, as well as other Events of Default set forth in Section 6.01 of the Indenture. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within 30 days after any Officer becomes aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13) TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.
(14) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder, member or other holder of Equity Interests of the Issuer or any Guarantor, in their capacities as such and without limiting the Note Guarantees, shall have any liability for any obligations of the Issuer or Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability that may arise other than pursuant to a Note Guarantee. The waiver and release are part of the consideration for the issuance of the Notes.
(15) AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

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(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(17) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Taylor Morrison Communities, Inc.
Attention: General Counsel
4900 North Scottsdale Road, Suite 2000
Scottsdale, Arizona 85251

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ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to: ______________________________________
                                (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _____________________________________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:    _______________
Your Signature:
    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.09 of the Indenture, state the amount you elect to have purchased:
$_______________
Date:    _______________
Your Signature:
    (Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

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EXHIBIT A2

[Face of Regulation S Temporary Global Note]
CUSIP:
5.75% Senior Notes due 2028

No.    $_______
TAYLOR MORRISON COMMUNITIES, INC.

promise to pay to CEDE & CO. or registered assigns,
the principal sum of _____ DOLLARS on January 15, 2028.
Interest Payment Dates: January 15 and July 15, commencing January 15, 2020
Record Dates: January 1 and July 1
Dated: _______________

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TAYLOR MORRISON COMMUNITIES, INC.

By
Name: Title:

This is one of the Notes referred to
in the within-mentioned Indenture:
U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
    Authorized Signatory

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[Back of Regulation S Temporary Global Note]
5.75% Senior Notes due 2028
THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).
THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE GUARANTEES ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A)(1) TO TAYLOR MORRISON COMMUNITIES, INC. OR ANY OF ITS SUBSIDIARIES, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (3) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S OR (5) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (A)(4) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S OR PURSUANT TO CLAUSE (A)(5) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER APPLICABLE JURISDICTIONS. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.01 AND SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

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UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture.]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1) INTEREST. Taylor Morrison Communities, Inc., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at 5.75% per annum from until maturity. The Issuer shall pay interest semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from ; provided that the first Interest Payment Date shall be . The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to the then applicable interest rate on the Notes. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate equal to the then applicable interest rate on the Notes. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
(2) METHOD OF PAYMENT. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, interest and premium, if any, at the office or agency of the Paying Agent within the City and State of New York, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, interest and premium, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.
(4) INDENTURE. The Issuer issued the Notes under an Indenture dated as of August 1, 2019 (the “Indenture”), among the Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. In the event of a conflict between the terms and provisions of the Indenture on the one hand and the terms and provisions of this Note or any Note Guarantee on the other hand, the terms and provisions of the Indenture shall

A2-4

govern and be controlling. The Notes are general unsecured obligations of the Issuer. Subject to the conditions set forth in the Indenture, the Issuer may issue Additional Notes.
(5) OPTIONAL REDEMPTION.
(a) At any time prior to October 15, 2027, the Issuer is entitled to redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the Redemption Date, subject to the rights of Holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date.
(b) On or after October 15, 2027, the Issuer is entitled to redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to, but excluding, the date of redemption, subject to the rights of Holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date.
(6) MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
(7) REPURCHASE AT THE OPTION OF HOLDER. The Issuer may be required to repurchase the Notes as a result of a Change of Control, as provided in Section 4.09 of the Indenture. Holders may elect to have such Notes purchased pursuant to a Change of Control Offer by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.
(8) NOTICE OF REDEMPTION. Notice of redemption shall be provided pursuant to Section 3.03 of the Indenture.
(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes (and any documents related thereto) may be amended or supplemented, both with and without the consent of the Holders of Notes, as provided in Article 9 of the Indenture.
(12) DEFAULTS AND REMEDIES. Events of Default include default for 30 days in the payment when due of interest on the Notes, default in the payment when due (at maturity, upon redemption, acceleration or otherwise) of the principal of, or premium, if any, on the Notes, as well as other Events of Default set forth in Section 6.01 of the Indenture. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within 30 days after any Officer becomes aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
(13) TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.
(14) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder, member or other holder of Equity Interests of the Issuer or any Guarantor, in their capacities as such and without

A2-5

limiting the Note Guarantees, shall have any liability for any obligations of the Issuer or Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability that may arise other than pursuant to a Note Guarantee. The waiver and release are part of the consideration for the issuance of the Notes.
(15) AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(17) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Taylor Morrison Communities, Inc.
Attention: General Counsel
4900 North Scottsdale Road, Suite 2000
Scottsdale, Arizona 85251

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ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to: _______________________________________
                        (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint _____________________________________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:    _______________

Your Signature:
    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.09 of the Indenture, state the amount you elect to have purchased:
$_______________
Date:    _______________
Your Signature:
    (Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-8

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

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EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER

Taylor Morrison Communities, Inc.
4900 North Scottsdale Road, Suite 2000
Scottsdale, Arizona 85251

U.S. Bank National Association
Global Corporate Trust Services
Mailcode: EP-MN-WS3C
60 Livingston Avenue
St. Paul, MN 55107-2292
Attn: Taylor Morrison Administrator
Telephone No.:(651) 466-6619
Fax No.: (651) 466-7430
Email: rick.prokosch@usbank.com

Re:    5.75% Senior Notes due 2028
Reference is hereby made to the Indenture, dated as of August 1, 2019 (the “Indenture”), among Taylor Morrison Communities, Inc., a Delaware corporation (the “Issuer”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
_____, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_____ in such Note[s] or interests (the “Transfer”), to _____ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1. ☐ Check if Transferee shall take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
2. ☐ Check if Transferee shall take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b) ☐ such Transfer is being effected to the Issuer, Holdings or a subsidiary thereof;
or
(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act.
4. ☐ Check if Transferee shall take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name: Title:

Dated: ________________

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)    ☐ a beneficial interest in the:
(i)    ☐ 144A Global Note (CUSIP _____), or
(ii)    ☐ Regulation S Global Note (CUSIP _____), or
(b)    ☐ a Restricted Definitive Note.
2.    After the Transfer the Transferee shall hold:
[CHECK ONE]
(a)        ☐ a beneficial interest in the:
(i)    ☐ 144A Global Note (CUSIP _____), or
(ii)    ☐ Regulation S Global Note (CUSIP _____), or
(iii)    ☐ Unrestricted Global Note (CUSIP _____); or
(b)    ☐ a Restricted Definitive Note; or
(c)    ☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Taylor Morrison Communities, Inc.
4900 North Scottsdale Road, Suite 2000
Scottsdale, Arizona 85251
U.S. Bank National Association
Global Corporate Trust Services
Mailcode: EP-MN-WS3C
60 Livingston Avenue
St. Paul, MN 55107-2292
Attn: Taylor Morrison Administrator
Telephone No.:(651) 466-6619
Fax No.: (651) 466-7430
Email: rick.prokosch@usbank.com

Re:    5.75% Senior Notes due 2028
(CUSIP _____)
Reference is hereby made to the Indenture, dated as of August 1, 2019 (the “Indenture”), among Taylor Morrison Communities, Inc., a Delaware corporation (the “Issuer”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
_____, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $_____ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name: Title:

Dated: ________________

EXHIBIT D
[FORM OF NOTATION OF NOTE GUARANTEE]
For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of August 1, 2019 (the “Indenture”) among Taylor Morrison Communities, Inc., a Delaware corporation (the “Issuer”), the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal, premium and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other Obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate provisions of the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.
In the event of a conflict between the terms and provisions of the Indenture on the one hand and the terms and provisions of this Notation of Note Guarantee on the other hand, the terms and provisions of the Indenture shall govern and be controlling.
Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

TMM HOLDINGS LIMITED PARTNERSHIP By: TMM Holdings (G.P.) Inc., its General Partner

By:
Name:
Title:

TAYLOR MORRISON HOLDINGS, INC.

By:
Name:
Title:

TAYLOR MORRISON HOLDINGS ULC

By:
Name:
Title:

(Signature Page to Notation of Note Guarantee)

ATPD, LLC
AV HOMES OF ARIZONA, LLC
AV HOMES OF RALEIGH, LLC
AV HOMES, INC.
AVATAR PROPERTIES INC.
AVH CAROLINAS, LLC
AVH DFW, LLC
AVH EM, LLC
AVH NORTH FLORIDA, LLC
BONTERRA BUILDERS, LLC
DARLING HOMES OF TEXAS, LLC
DFP TEXAS (GP), LLC
JCH GROUP, LLC
ROYAL OAK HOMES, LLC
TAYLOR MORRISON AT CRYSTAL FALLS, LLC
TAYLOR MORRISON ESPLANADE NAPLES, LLC
TAYLOR MORRISON FINANCE, INC.
TAYLOR MORRISON HOLDINGS OF ARIZONA, INC.
TAYLOR MORRISON MARBLEHEAD HOLDINGS, LLC
TAYLOR MORRISON OF CALIFORNIA, LLC
TAYLOR MORRISON OF CAROLINAS, INC.
TAYLOR MORRISON OF COLORADO, INC.
TAYLOR MORRISON OF FLORIDA, INC.
TAYLOR MORRISON OF GEORGIA, LLC
TAYLOR MORRISON OF ILLINOIS, INC.
TAYLOR MORRISON OF TEXAS, INC.
TAYLOR MORRISON PACIFIC POINT HOLDINGS, LLC
TAYLOR MORRISON SERVICES, INC.
TAYLOR MORRISON TRAMONTO HOLDINGS, LLC
TAYLOR MORRISON, INC.
TAYLOR MORRISON/ARIZONA, INC.
TAYLOR WOODROW COMMUNITIES – LEAGUE CITY, LTD.
TAYLOR WOODROW COMMUNITIES AT ARTISAN LAKES, L.L.C.
TAYLOR WOODROW COMMUNITIES AT MIRASOL, LTD.
TAYLOR WOODROW COMMUNITIES AT PORTICO, L.L.C.
TAYLOR WOODROW COMMUNITIES AT ST. JOHNS FOREST, L.L.C.
TAYLOR WOODROW HOMES – CENTRAL FLORIDA DIVISION, L.L.C.
TAYLOR WOODROW HOMES – SOUTHWEST FLORIDA DIVISION, L.L.C.
TM CALIFORNIA SERVICES, INC.
TM HOMES OF ARIZONA, INC.
TM OYSTER HARBOR, LLC
TM RIDGE GP, LLC
TM RIDGE LP, LLC
TW ACQUISITIONS, INC.
TWC/FALCONHEAD WEST, L.L.C.
TWC/MIRASOL, INC.
TWC/STEINER RANCH, LLC
VITALIA AT TRADITION, LLC

On behalf of each of the above named entities,

By: ____________________________
Name:
Title:

EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of _____, 20_____, among Taylor Morrison Communities, Inc., a Delaware corporation (the “Issuer”), the undersigned Restricted Subsidiary (the “Guaranteeing Subsidiary”) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 1, 2019 providing for the issuance of 5.75% Senior Notes due 2028 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby provides an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture, including Article 10 thereof.
3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder, member or other holder of Equity Interests of the Guaranteeing Subsidiary, in their capacities as such and without limiting the Note Guarantees, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability that may arise other than pursuant to a Note Guarantee. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.
4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original (including copies transmitted via facsimile or electronic mail), but all of them together represent the same agreement.
6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

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7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: _____, 20 _____

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

TAYLOR MORRISON COMMUNITIES, INC.

By:
Name: Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signature

E-2